UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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MusclePharm Corporation

(Name of Registrant as Specified In Its Charter)

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To My Fellow MusclePharm Shareholders,

I am pleased to announce MusclePharm’s 2015 Annual Meeting of Shareholders, to be held at 11:00 AM on August 26, 2015, at MusclePharm Corporation, 4721 Ironton Street, Denver, CO, 80239. We encourage you to support the following agenda items presented below, as they are crucial to our continued growth as a scientifically driven performance-lifestyle sports nutrition company.

•	To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

•	To ratify the appointment of EKS&H as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2015;

•	To approve the Company’s 2015 Equity Incentive Plan (“ESOP”);

•	To approve the Company’s 2015 Employee Stock Purchase Plan (“ESPP”);

•	To hold an advisory vote on executive compensation;

•	To hold an advisory vote on frequency of the advisory vote on executive compensation; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board recommends that you vote FOR all of the proposed agenda items disclosed herein.

CONTINUING OUR GROWTH

As highlighted in our fourth-quarter and full-year financial results release and in subsequent public filings, we continued our progress as a growth-stage company. We saw success with our global growth initiatives, and accomplished a number of corporate goals and objectives. Some key achievements I have highlighted are as follows:

•	Record year-over-year net revenue growth, adding $67M in net revenue in 2014, representing 60% year-over-year revenue growth.

•	Global expansion initiatives, including:

¡	Opened a base for European sales and operations in Dublin, Ireland

¡	Created a subsidiary in Sydney, Australia

¡	Laid groundwork for expansion in Brazil

•	Further expanded the Company’s product lines, developing more than 180 new items including new products, flavors, and sizes in the U.S. and international markets

•	Recently expanded into the energy drink market with two new energy drink products

•	Completed a manufacturing agreement with Capstone Nutrition to optimize MusclePharm’s supply chain and improve gross margins

•	Signed endorsement deals with multiple sports athletes, including Tiger Woods and Jen Selter.

Our goal is to leverage these achievements to continue our growth as a company through fiscal 2015. Further, with the improvements in our supply chain and distribution capabilities, coupled with our increased exposure to new markets in the U.S. and internationally, MusclePharm will continue to execute its corporate strategy as it moves toward profitability.

IMPROVED CORPORATE GOVERNANCE

MusclePharm’s management and Board of Directors continued to improve upon the Company’s corporate governance practices, better aligning the Company with established best practices. Recently we separated the role of CEO and Chairman of the board, increased our board of directors to seven and added four new independent board members. In 2014, we created a Disclosure Committee and Risk Management Officer role to oversee our financial reporting and passed our first year of Sarbanes Oxley 404 testing. Additionally, MusclePharm’s Board of Directors approved the Compensation Committee to continue to engage an independent outside compensation consultant, Longnecker & Associates “Longnecker”, to assist in establishing market best practices regarding executive and director compensation structures and disclosures. Together with Longnecker, the Compensation Committee will continue to regularly review and enhance MusclePharm’s corporate governance programs and standards to reflect the evolving practices and regulatory requirements of the public market. We believe a proactive approach to corporate governance will lead to effective and long-term oversight of the Company. Please see our Compensation Discussion & Analysis disclosure for more details on the enhancements MusclePharm has made going into fiscal 2015.

GOING FORWARD IN 2015

MusclePharm truly appreciates the support and faith of its shareholders as it continues to strive towards its goal of becoming the award winning, worldwide sports nutrition brand. Through the guidance and strategic focus of the Board of Directors, the Company will look to achieve accretive growth in 2015, accomplishing strategic initiatives designed to yield long-term shareholder value. We will see improved use of capital as well as other cost efficiencies. I believe we have the leadership, infrastructure, and industry expertise in place that positions us strongly for future success, and I look forward to sharing that success with our Company’s dynamic shareholder base.

Sincerely yours,

/s/ Brad Pyatt
Brad Pyatt Chief Executive Officer

Denver, Colorado

July 8, 2015

MusclePharm Corporation

4721 Ironton Street

Denver, CO 80239

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 26, 2015

The Annual Meeting of the Stockholders of MusclePharm Corporation (the “Company”) will be held on August 26, 2015 at 11:00 a.m. Mountain Daylight Time, at MusclePharm Corporation, 4721 Ironton Street, Denver, CO, 80239, for the following purposes:

•	To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

•	To ratify the appointment of EKS&H as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2015;

•	To approve the Company’s 2015 Equity Incentive Plan (“ESOP”);

•	To approve the Company’s 2015 Employee Stock Purchase Plan (“ESPP”);

•	To hold an advisory vote on executive compensation;

•	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on June 23, 2015 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy by mail. If you attend the Annual Meeting of Stockholders and file with the Corporate Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors MusclePharm Corporation

/s/ Ryan Drexler

Ryan Drexler Chairman of the Board of Directors

Denver, CO

July 8, 2015

MusclePharm Corporation

4721 Ironton Street

Denver, CO 80239

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

August 26, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies for use prior to or at the Annual Meeting of Stockholders (the “Annual Meeting”) of MusclePharm Corporation (together with its subsidiaries, herein referred to as the “Company”), a Nevada corporation, to be held at 11:00 a.m. Mountain Daylight Time on August 26, 2015 and at any adjournments or postponements thereof for the following purposes:

•	To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

•	To ratify the appointment of EKS&H as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2015;

•	To approve the Company’s 2015 Equity Incentive Plan (“ESOP”);

•	To approve the Company’s 2015 Employee Stock Purchase Plan (“ESPP”);

•	To hold an advisory vote on executive compensation;

•	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We made this proxy statement and accompanying form of proxy available to stockholders beginning on July 8, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on August 26, 2015:

This proxy statement, form of proxy and the Company’s 2014 Annual Report on Form 10-K are available electronically at our website at www.musclepharmcorp.com.

Solicitation

This solicitation is made on behalf of our Board of Directors. The Company will bear the costs of preparing, mailing, and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on June 23, 2015 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the Annual Meeting, and each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on June 12, 2015, there were 13,711,660 shares of common stock issued and outstanding, which were held by approximately 346 holders of record.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock present in person or represented by proxy will constitute a quorum. We will appoint an election inspector for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting.

The Company has adopted a plurality vote standard for director elections.

All other proposals require the affirmative vote of holders of a majority of outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions have the same effect as negative votes on such proposals. Broker non-votes are not counted for any purpose in determining whether proposals have been approved.

Voting by Proxy by Mail

Stockholders whose shares are registered in their own names may vote by proxy by mail. Instructions for voting by proxy by mail are set forth on the Notice of Proxy Materials mailed to you, or on the proxy card mailed to you if you chose to receive materials by mail.

If you sign and return a proxy card by mail but do not give voting instructions, your shares will be voted (1) FOR ALL of the seven (7) nominees named in Proposal No. 1 in this proxy statement; (2) FOR the ratification of the appointment of EKS&H as the Independent Registered Public Accounting Firm for the Company for the fiscal year ending December 31, 2015; (3) FOR the approval of the Company’s 2015 Equity Incentive Plan; (4) FOR the approval of the Company’s 2015 Employee Stock Purchase Plan; (5) FOR the approval of compensation of our named executive officers (NEOs) as disclosed in this proxy statement; (6) FOR holding future advisory votes regarding compensation of the named executive officers every one (1) year. (7) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Voting in Person at the Annual Meeting

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing with the Company’s Corporate Secretary an instrument revoking it or by submitting prior to the time of the Annual Meeting a duly executed proxy bearing a later date. Stockholders who have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify the Corporate Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Corporate Secretary, MusclePharm Corporation, at the address of our principal executive offices at 4721 Ironton Street, Denver, CO 80239. Our telephone number is (720) 399-7351.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board of Directors proposals to be presented at the 2016 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at our principal executive offices at the address set forth above no later than February 15, 2016 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

EXECUTIVE OFFICERS AND DIRECTORS

The following table provides information regarding our executive officers and directors as of July 8, 2015.

Name	Age	Position
Brad Pyatt	35	Chief Executive Officer and Director
Richard Estalella	53	President and Director
John Price	45	Chief Financial Officer
James Greenwell	56	Chief Operating Officer
Cory Gregory	36	Executive Vice President
Ryan Drexler	44	Chairman of the Board
William Bush	50	Director
Michael Doron	54	Director
Stacey Jenkins	41	Director
Noel Thompson	34	Director

Brad Pyatt is our Chief Executive Officer and Director and founded the company in April 2008. His background includes seven years of experience as a professional athlete, and more than five years of experience in the sports nutrition arena. Mr. Pyatt played in National Football League for the Indianapolis Colts during the 2003, 2004, and 2005 NFL seasons as well for the Miami Dolphins during the 2006 NFL season. Mr. Pyatt played in the Arena Football League for the Colorado Crush during the 2007 and 2008 AFL seasons. Mr. Pyatt attended the University of Kentucky from 1999 to 2002, where he studied kinesiology exercise science, as well the University of Northern Colorado, from 2002 to 2003.

Richard Estalella has served as our President since April 2014, was the Chief Operating Officer from April 2013 to April 2014, and as a member of the Board of Directors since August 2013. Prior to joining MusclePharm, Mr. Estalella served as Senior Vice President of Operations at Arbonne International, LLC since 2005. Mr. Estalella was instrumental in Arbonne’s expansion operations and distribution upgrades. He was responsible for all warehouse and distribution facilities, facilities maintenance departments and Customer Service. Previously, between 1998 and 2005, he owned a consulting business specializing in retail, operations, warehousing and distribution. Prior to that, Mr. Estalella served as Senior Vice President of Warehouse Operations for Office Depot between 1987 and 1998 and established many of its retail markets, along with its nationwide distribution center network which helped grow it into a $9 billion company.

John Price was appointed the Company’s new Chief Financial Officer on March 5, 2015 and was designated as the Company’s Principal Financial Officer. Mr. Price has served as our Executive Vice President of Finance since July 2014. Previously, Mr. Price served as Vice President of Finance North America at Opera Software, a Norwegian public company focused on digital advertising and was instrumental in the division’s growth. From 2011 to 2013, he served as Vice President of Finance and Corporate Controller GCT Semiconductor, a world leader in highly integrated LTE and WiMax semiconductor single chip solutions for 4G wireless communications. During his tenure at GCT Semiconductor, Mr. Price was focused on the Company’s planned IPO and developing the finance and accounting organization. From 2004 to 2011, Mr. Price served in various roles including VP of Finance & Corporate Controller at Tessera Technologies. During his tenure at Tessera Technologies, Mr. Price developed the finance and accounting organization, integrated multiple domestic and international acquisitions, structured accounting systems and managed corporate compliance including internal control testing complaint with the Sarbanes Oxley Act. Prior to Tessera Technologies, Mr. Price served various roles at Ernst &Young LLP. Mr. Price served nearly three years in the San Jose, California office providing audit services to public and private technology companies. Mr. Price also served nearly five years in the Pittsburgh, Pennsylvania office providing audit and consulting services to financial services and entrepreneurial services clients. Mr. Price has been a certified public accountant (currently inactive) since 2000 and attended Pennsylvania State University, where he earned a Bachelor’s of Science Degree in Accounting.

James Greenwell has served as our Chief Operating Officer since May 2014. Mr. Greenwell served as an independent director on our Board of Directors from July 2012 to May 2014. From March 20, 2013 to April 12, 2014, Mr. Greenwell was the Vice-President of Voice Technology for Intelligrated Systems (Intelligrated is one of the largest material handling automation companies in the U.S.). From September 2000 until acquired by Intelligrated (March 2013), Mr. Greenwell was the Chief Executive Officer of Datria Systems Inc., a Venture Capital backed speech recognition application software company. He has also served as Chairman of the Board of Datria Systems’ from 2002 until the acquisition by Intelligrated. In prior employment, he served as a technology executive and operations executive in a number of private and public companies including Decision One (NASDAQ) and Mohawk Data Sciences (NYSE). Mr. Greenwell also has been active in the non-profit community serving on the Board of the Cherry Creek School Foundation from September 2010 until April 2014 and he was a founding member of Friends of Denver Fire and served on its Board from 2007 through 2010. Mr. Greenwell served on the Board of the Denver Chapter of the American Heart Association from 2002 through 2008 and was Chairman of the Board in 2007. He also served on the Board of Trustees of the Bonfils Blood Center Foundation from 1999 through 2003. Mr. Greenwell earned a BS from the College of Business at Michigan State University and an MBA degree from Saint Mary’s College of California.

Cory Gregory is the Co-founder of MusclePharm and has served as a named executive officer since the Company’s inception in 2008 and is our Executive Vice President of Brand Awareness and Social Media. Prior to joining us, Mr. Gregory served as President, managing member, and owner of T3 Personal Training LLC, or T3. T3 was a personal training service that managed and oversaw over 40 clients using seven trainers over a ten-year period. During the same period, Mr. Gregory served as President of the Ohio Natural Bodybuilding Federation, a federation founded by Mr. Gregory in 2004 which hosted 14 bodybuilding competitions over a six-year period. He consulted for Agile Enterprises, a nutritional supplement company from January 2006 through January 2008. Mr. Gregory purchased the Old School Gym, located in Pataskala, Ohio, which he continues to own.

Executive Officers and Family Relationships

Our executive officers are designated by, and serve at the discretion of, our Board of Directors. There are no family relationships among our directors or executive officers.

RYAN DREXLER

DIRECTOR

Ryan Drexler is currently the Chief Executive Officer of Consac, LLC (“Consac”), a privately held firm that invests in the securities of publicly traded and venture-stage companies. Previously, Mr. Drexler served as President of Country Life Vitamins, a family owned nutritional supplements and natural products company he joined in 1993. In addition to developing strategic objectives and overseeing acquisitions for Country Life, Mr. Drexler created new brands that include the BioChem family of sports and fitness nutrition products. Mr. Drexler negotiated and led the process which resulted in the sale of Country Life in 2007 to the Japanese conglomerate Kikkoman Corp. Mr. Drexler graduated from Northeastern University, where he earned a BA in political science.

WILLIAM BUSH

DIRECTOR

Since January 2010, Mr. Bush has served as the chief financial officer of Borrego Solar Systems, Inc., which is one of the nation’s leading financiers, designers and installers of commercial and government grid-connected solar electric power systems. From October 2008 to December 2009, Mr. Bush served as the chief financial officer of Solar Semiconductor, Ltd., a private vertically integrated manufacturer and distributor of quality photovoltaic modules and systems targeted for use in industrial, commercial and residential applications with operations in India helping it reach $100 million in sales in its first 15 months of operation. Prior to that

Mr. Bush served as CFO and corporate controller for a number of high growth software and online media companies as well as being one of the founding members of Buzzsaw.com, Inc, a spinoff of Autodesk. Prior to his work with Buzzsaw.com, Mr. Bush served as corporate controller for Autodesk, Inc (NasdaqGM: ADSK), the fourth largest software applications company in the world. His prior experience includes seven years in public accounting with Ernst & Young, and Price Waterhouse. Bill holds a BS in Business Administration from U.C. Berkeley and is a Certified Public Accountant. Mr. Bush serves on the Board of Directors of Towestream Corporation (NASDAQ: TWER) a supplier of fixed wireless services to commercial customers since 2007.

MICHAEL DORON

DIRECTOR

Michael J. Doron has served as a director since November 5, 2012. He has been the Managing Director of DDR & Associates, LLC since January 2009, and Evolution Capital Partners, LLC since October 2009. From January 2007 to December 2008, he served as Chief Operating Officer and director of Toyshare, Inc. From February 2006 to January 2007, Mr. Doron served as Chief Operating Officer and Chief Financial Officer of Frontgate Sundance Alliance. From September 2005 to January 2007, he served as Vice President - Private Banking of the Bank of the West. Mr. Doron earned a BA from the University of Maryland and a Masters of Science from American University.

STACEY JENKINS

DIRECTOR

Mr. Jenkins currently serves as a senior attorney with Medicity, Inc., a global leader in healthcare enablement software and services, where he focuses upon contract negotiation, technology and communication, and regulatory matters. Prior to joining Medicity, Inc. Mr. Jenkins focused on his private practice, providing general corporate legal services, securities guidance, human resources consulting, and litigation support. From 2010 to 2012, Mr. Jenkins served as General Counsel for Opinionology, Inc., an online global data collection and survey company, where he focused on contract negotiation, telecommunications regulatory issues, and complex HR issues. Additionally, he helped prepare and guide Opinionology through a merger with Sampling International. Prior to joining Opinionology, Jenkins developed his own legal private practice and consultancy, providing corporate guidance and oversight, as well as technology assistance to struggling companies. Prior to his private practice, Jenkins managed IT infrastructure for Moen Faucets. Mr. Jenkins years of experience and grasp of regulatory and corporate governance issues, as well as his contract negotiation, human resources, and technology background provide ideal expertise to join the Company’s Board. Mr. Jenkins received his law degree from the University of Utah SJ Quinney College of Law, and attended college at Montana State University and the University of Phoenix.

NOEL THOMPSON

DIRECTOR

Mr. Thompson currently serves as the CEO and Chief Investment Officer of Thompson Global LLC, and owner and operator of Thompson Global LP, which is engaged in investment and advisory services of client and proprietary assets. Mr. Thompson also currently operates Thompson Global Sports which provides advisory, financing, and consulting services to investors and companies in the sports industry and Thompson Global Special Situations which participates as adviser, lender, and principle in commodity, energy, infrastructure projects globally. Mr. Thompson currently serves on the Board of Directors for the World Anti-Doping Agency Charitable Foundation. Mr. Thompson also serves on the Board of Trustees for The United States Olympic and Para Olympic Foundation, as an Executive Board member of the Board of Governors for the National Wrestling Hall of Fame, and on the Board Directors of Hofstra University Athletics and the Titan Mercury Wrestling Club. Mr. Thompson also sits on The Board of Directors for Beat The Streets NY, which develops the full athletic potential for inner city kids in NYC using wrestling as a vehicle. Prior to Thompson Global, from 2010 to 2011 Mr. Thompson worked at JP Morgan Securities and from 2005 until 2010, Mr. Thompson served in various roles including as a Global Futures and Commodities Trader for Goldman Sachs & Co. Mr. Thompson graduated from Hofstra University.

We believe, based on the experiences listed in each of our Director biographies provided above, that each member of our Board of Directors is qualified to serve in such capacity.

Board of Directors

Our Board of Directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is seven (7). Our current directors, if elected, will continue to serve as directors until the next annual meeting of stockholders and until his successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board of Directors held four (4) meetings during 2014. The Board of Directors also acted ten (10) times by unanimous written consent. No member of our Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Board of Directors on which such director served (held during the period that such director served). Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders.

On May 21, 2015, the Board of Directors appointed Mr. Michael Doron as the Lead Director of the Board. On May 22, 2015 the Board appointed Noel Thompson and Stacey Jenkins to serve as independent members of the Board and on May 27, 2015 the Board appointed William Bush to serve as independent member of the Board. On May 21, 2015, Messrs. Gregory Macosko, Daniel McClory and Andrew Lupo resigned from the Board of the Company. In connection with their resignations, Messrs. Macosko, McClory and Lupo executed individual separation agreements. On June 24, 2015, the Board appointed Ryan Drexler to serve as independent member of the Board and elected Mr. Drexler as Chairman of the Board.

Board Leadership Structure

Brad Pyatt, our founder and CEO, served as Chairman of our Board of Directors until June 2015 when Ryan Drexler was named Chairman of the Board. Brad presided over meetings of the Board of Directors, and held such other powers and carried out such other duties as are customarily carried out by the Chairman of the Board of Directors. Ryan Drexler brings valuable insight to our Board of Directors related to the perspective and experience he brings as our Chairman of the Board.

Director Independence

The rules of NASDAQ generally require that a majority of the members of a listed company’s Board of Directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent. Although we are an over-the-counter bulletin board listed company we have nevertheless opted under our Corporate Governance Guidelines to comply with certain NASDAQ corporate governance rules requiring director independence. The Board of Directors has determined that all of the Company’s directors nominated for election, other than Mr. Pyatt and Mr. Estalella, are each “independent directors” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2). Additionally, we have compensation, nominating and governance, and audit committees comprised solely of independent directors.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ. Our Board of Directors has also determined that past and present Directors, who comprised and comprise our audit committee, compensation committee, and our nominating and governance committee, satisfied and satisfy the independence standards for those committees established by applicable SEC rules, NASDAQ rules and applicable rules of the Internal Revenue Code of 1986, as amended (Code).

Involvement in Certain Legal Proceedings

Except as outlined below, to our knowledge, during the past ten (10) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law

Mr. Pyatt filed for protection under Chapter 7 of the federal bankruptcy laws in 2008. He received a discharge relating to the matter in 2008.

Scientific Advisory Board

MusclePharm has a Scientific Advisory Board currently consisting of five members, which serves to advise management with respect to product formulations, product ideas, marketing and related matters. Members of the Scientific Advisory Board do not meet on a formal or regular basis. Our management team consults with one or more members of the Scientific Advisory Board as needed, from time to time, by means of meetings or telephone conference calls.

Following is a brief description of the background of our advisory board members:

Dr. Eric Serrano—Chief Formulator Medical Advisor. Dr. Serrano has been practicing medicine in the State of Ohio for over 23 years and is considered one of the leading sports nutrition doctors in the country. His clients include a wide array of athletes from the NFL, NHL, and MLB, in addition to many elite amateur athletes. Dr. Serrano was a professor of family practice medicine at Ohio State University, where he was awarded Professor of The Year and Preceptor of The Year. Dr. Serrano currently lectures across the country to universities, medical groups and health and fitness conferences on the topics of sports nutrition, performance enhancement, and injury prevention. He has formulated numerous nutritional supplements for some of the leading nutritional companies on the market and also been a contributing writer for some of the leading U.S. health and fitness magazines, including Muscle & Fitness. Dr. Serrano has been involved in the formulations for each of our products. Dr. Serrano received his B.A. from Kansas State University in Biology, his M.A. from Kansas State University in Exercise Physiology, and his M.D. from the University of Kansas Medical School.

Dr. Roscoe M. Moore, Jr.—Chief Scientific Director. A Former U.S. Assistant Surgeon General, Dr. Moore served with the United States Department of Health and Human Services (HHS) and was, for the last 12 years of his career there, the principal person responsible for global development support within the Office of the Secretary, HHS, with primary emphasis on Continental Africa and other less developed countries of the world. He was the principal liaison person between the HHS and Ministries of Health in Africa with regard to the development of infrastructure and technical support for the delivery of preventive and curative health needs for the continent. Dr. Moore received his undergraduate and Doctor of Veterinary Medicine degrees from Tuskegee Institute; his Master of Public Health degree in Epidemiology from the University of Michigan; and his Doctor of Philosophy degree in Epidemiology from the Johns Hopkins University. He was awarded the Doctor of Science degree (Honoris Causa) in recognition of his distinguished public health career by Tuskegee University. Dr. Moore was a career officer within the Commissioned Corps of the United States Public Health Service (USPHS) entering with the U.S. National Institutes of Health and rising to the rank of Assistant United States Surgeon General (Rear Admiral, USPHS) within the Immediate Office of the Secretary, HHS. He was selected as Chief Veterinary Medical Officer, USPHS, by Surgeon General C. Everett Koop.

Dr. Phillip Frost—Member of MusclePharm Scientific Advisory Board. Dr. Frost has served as the CEO and Chairman of OPKO Health, Inc. (NASDAQ: OPK) since March 27, 2007. Dr. Frost was named the Chairman of the Board of Teva Pharmaceutical Industries, Limited, or Teva, (NYSE:TEVA) in March 2010 and had previously been Vice Chairman since January 2006 when Teva acquired IVAX Corporation, or IVAX. Dr. Frost had served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation since 1987. He was Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1986. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 until the acquisition of Key Pharmaceuticals by Schering Plough Corporation in 1986. Dr. Frost was named Chairman of the Board of Ladenburg Thalmann Financial Services Inc. (NYSE Amex:LTS), an investment banking, asset management, and securities brokerage firm providing services through its principal operating subsidiary, Ladenburg Thalmann & Co. Inc., in July 2006 and has been a director of Ladenburg Thalmann from 2001 until 2002 and again since 2004. Dr. Frost also serves as Chairman of the board of directors of PROLOR Biotech, Inc. (NYSE Amex: PBTH), a development stage biopharmaceutical company. He serves as a member of the Board of Trustees of the University of Miami and as a Trustee of each of the Scripps Research Institute, the Miami Jewish Home for the Aged, and the Mount Sinai Medical Center. Dr. Frost is also a director of Castle Brands (NYSE Amex:ROX), a developer and marketer of premium brand spirits. Dr. Frost previously served as a director for Continucare Corporation, Northrop Grumman Corp., Ideation Acquisition Corp., Protalix Bio Therapeutics, Inc., and SafeStitch Medical Inc., and as Governor and Co-Vice-Chairman of the American Stock Exchange (now NYSE Amex).

Dr. Frost has successfully founded several pharmaceutical companies and overseen the development and commercialization of a multitude of pharmaceutical products. This combined with his experience as a physician and chairman and/or chief executive officer of large pharmaceutical companies has given him insight into virtually every facet of the pharmaceutical business and drug development and commercialization process. He is a demonstrated leader with keen business understanding and is uniquely positioned to help guide our Company through its transition from a development stage company into a successful, multinational biopharmaceutical and diagnostics company.

Dr. Stephen Liu, MD, was born in 1960 in Taiwan and currently resides in Beverly Hills, CA. He received his MD from the Keck School of Medicine at USC and his BA from UCLA. Post-graduate training includes a USC orthopedic surgery residency, a Hughston Sports Medicine Fellowship, and training with the Anderson School of Management Physician Executive Program. Dr. Liu’s work experience includes jobs with the UCLA School of Medicine as well as their athletics program where he was Team Physician, partnership with Pac Rim Capital Group, and Board of Directorships with Cardo Medical and AM International Bank. Currently he is a Senior Advisor to OPKO Health and is a Frost Group investor. He has co-authored seven books on Sports Medicine, written 45 peer-reviewed articles and given over 100 lectures in 25 different countries. In addition, he has held guest professorships at organizations in 16 countries and served in leadership roles with the Chinese-American Bankers Association, World Affairs Council and Center Theater Group. Awards and honors include the 1997 Cabaud Award for basic sport science research, fellowships with the American Academy Ortho Sports Medicine Society and the Asia Shoulder Society, and the Verdugo Hills Hospital Foundation Humanitarian Award.

Dr. Michael Kim, D.O.—Executive Director of Medicine, Research and Education. Dr. Kim has been our Executive Director of Medicine, Research and Education since August 2011. Dr Kim is responsible for the MusclePharm Sports Science Institute, MusclePharm University, oversees our product efficacy and new product innovation and research. He analyzes formulations, research protocols and strength and performance protocols. He also advises our athlete endorsers regarding nutrient, diet and supplementation. He received a B.A. in Economics from University of California—Davis, and a Doctor of Osteopathy degree from Touro University.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee, a nominating and governance committee, and a strategic initiative committee each of which have the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors. The Board of Directors has further determined that Mr. William Bush, a member of the Audit Committee of the Board of Directors, is an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, by virtue of his relevant experience listed in his biographical summary provided above in the section entitled “Proposal 1—Election of Directors.” Each of these committees has a written charter. Current copies of the charters of the audit committee, compensation committee, and governance and nominating committee are available on our website at ir.musclepharmcorp.com/governance-documents

Audit Committee. The Audit Committee reviews the work of our internal accounting and audit processes and the Independent Registered Public Accounting Firm. The Audit Committee has sole authority for the appointment, compensation and oversight of our Independent Registered Public Accounting Firm and to approve any significant non-audit relationship with the Independent Registered Public Accounting Firm. The Audit Committee is also responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee is currently comprised of Mr. Bush as the Chair, Mr. Doron, and Mr. Jenkins. Mr. Bush joined the Audit Committee as chairman in May 2015 and Mr. Jenkins joined the Audit Committee as a member in May 2015. During 2014, the Audit Committee held eight (8) meetings.

Compensation Committee. The Compensation Committee approves our goals and objectives relevant to compensation, stays informed as to market levels of compensation and, based on evaluations submitted by management, recommends to our Board of Directors compensation levels and systems for the Board of Directors and our officers that correspond to our goals and objectives. The Compensation Committee, with the assistance of Longnecker, also produces an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee is currently comprised of Mr. Doron as the Chair, Mr. Thompson and Mr. Bush. Mr. Doron joined the Compensation Committee as chairman in May 2015 and Mr. Thompson and Mr. Bush joined the Compensation Committee in May 2015. During 2014, the Compensation Committee held seven (7) meetings.

Nominating & Governance Committee. The Nominating & Governance Committee is responsible for recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes evaluation of new candidates as well as evaluation of current directors. In evaluating the current directors the committee conducted a thorough self-evaluation process, which included the use of questionnaires and a third-party expert that interviewed each of the directors and provided an analysis of the results of the interviews to the committee. This committee is also responsible for developing and recommending to the Board of Directors our corporate governance guidelines, as well as reviewing and recommending revisions to the guidelines on a regular basis. The Nominating & Governance Committee is currently comprised of Mr. Jenkins as the Chair, Mr. Thompson and Mr. Doron. Mr. Jenkins and Mr. Thompson joined the Nominating & Governance Committee in May 2015. During 2014, the Nominating & Governance Committee held seven (7) meetings.

Strategic Initiative Committee. The Strategic Initiative Committee evaluates and assists the board of directors in overseeing the Company’s implementation of key strategic initiatives. The Strategic Initiative Committee is currently comprised of Mr. Thompson as the Chair, Mr. Estalella, Mr. Doron and Mr. Jenkins.

Director Nominations

The director qualifications developed to date focus on what the Board believes to be essential competencies to effectively serve on the Board. The Nominating & Governance Committee may consider the following criteria in recommending candidates for election to the board:

•	experience in corporate governance, such as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of other publicly held companies; and

•	technical expertise in an area of the Company’s operations.

The Nominating & Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a Board that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating & Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating & Governance Committee will determine whether to retain an executive search firm to identify Board candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The Nominating & Governance Committee will review each potential candidate. Management may assist the Nominating & Governance Committee in the review process at the Nominating & Governance Committee’s direction. The Nominating & Governance Committee will select the candidate or candidates believed are the most qualified to recommend to the Board for selection as a director nominee. Our Nominating & Governance Committee will consider candidates recommended by our stockholders in accordance with the procedures set forth in the Nominating & Governance Committee Charter. Such recommendations must be submitted in writing to the Chairman of the Nominating & Governance Committee, c/o the Corporate Secretary, 4721 Ironton Street, Denver, CO 80239 no later than 120 days prior to the anniversary of the date on which the Company’s proxy statement was mailed or made available to stockholders in connection with the previous year’s annual meeting of stockholders. The recommendations must be accompanied by the following information: the name and address of the nominating stockholder, a representation that the nominating stockholder is a record holder, a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified, information regarding each nominee that would be required to be included in a proxy statement, a description of any arrangements or understandings between the nominating stockholder and the nominee, and the consent of each nominee to serve as a director, if elected. Candidates recommended by the stockholders are evaluated in the same manner as candidates identified by a Nominating & Governance Committee member.

Each of the nominees for election as director at the 2015 Annual Meeting is recommended by the Nominating & Governance Committee and each nominee is presently a director and stands for re-election by the stockholders.

Stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record both at the time of giving the notice and at the meeting, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination to be made at a special meeting at which the election of directors is a matter specified in the notice of meeting must be delivered to our principal executive offices not earlier than the 120th day prior to and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which first public announcement of the date of such special meeting was made. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•	disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price or value of shares of the Company;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship, engaged in to mitigate economic risk related to, or the voting power with respect to, shares of the Company;

•	any rights to dividends on the shares that are separate from the underlying shares;

•	any performance related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

The stockholder’s notice must also include the following information for each proposed director nominee:

•	description of all direct and indirect financial or other relationships between the nominating person and the nominee during the past three years;

•	the same information as for the nominating person (see above); and

•	all information required to be disclosed in a proxy statement in connection with a contested election of directors.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The chairman of the meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating & Governance Committee in connection with its evaluation of the nominee’s independence.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors or any member of the Board of Directors, c/o the Corporate Secretary at our principal executive offices at the address set forth above. The Corporate Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Corporate Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Corporate Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Director Compensation

Non-Employee Director Compensation Arrangements

The Board of Directors has adopted a non-employee director compensation policy that provides annual retainer fees. All Board members receive an annual retainer of $42,500, the Chairman of the Board receives an additional $40,000, and the lead Director receives an additional $25,000, each paid quarterly. Additionally, Committee members receive annual retainers, each paid quarterly, as follows:

Committee	Chairman	Member
Audit Committee	20,000	8,500
Compensation Committee	15,000	6,500
Nominating & Governance Committee	7,500	5,000
Strategic Initiative Committee	7,500	5,000

We also reimburse our non-employee directors for their travel expense. Members of the Board who also are our employees do not receive any compensation as director, our directors do not receive Board meeting fees.

Each of our non-employee directors annually receives $80,000 of restricted common stock distributed quarterly with the number of shares for the quarterly award determined by dividing $20,000 by the average closing price of MusclePharm’s common stock for the first fifteen days of the first month of each quarter. These restricted common stock awards vest quarterly without forfeiture.

2014 Director Compensation. The table below sets forth the compensation paid to each current non-employee member of our Board of Directors during the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Michael Doron (2)	$57,000	$80,000	$137,000
Daniel McClory (Former) (2) (8)	$57,000	$80,000	$137,000
Gregory Macosko (Former) (3) (4) (5) (8)	$31,154	$41,770	$72,924
Andrew Lupo (Former) (5) (8)	$15,000	$19,995	$34,995
James Greenwell (Former) (2) (7)	$60,000	$80,000	$140,000
Donald Prosser (Former) (2) (6)	$60,000	$80,000	$140,000

(1)	The amounts reflected represent the aggregate grant date fair value of the restricted stock awards granted to our non-employee directors in 2014, measured in accordance with ASC 718, and do not reflect the actual economic value realized by the director. None of the non-employee directors held any outstanding stock options as of December 31, 2014.
(2)	The grant date fair value was based upon the closing price of the common stock of $6.55 on March 17, 2014, the grant date.
(3)	The grant date fair value was based upon the closing price of the common stock of $11.93 on June 23, 2014, the grant date.
(4)	The grant date fair value was based upon the closing price of the common stock of $12.01 on July 1, 2014, the grant date.
(5)	The grant date fair value was based upon the closing price of the common stock of $13.63 on October 15, 2014, the grant date.
(6)	Donald Prosser resigned as director on April 10, 2014.
(7)	James Greenwell resigned as director on May 12, 2014 and continues to vest in those shares as an employee.
(8)	Andrew Lupo, Gregory Macosko and Daniel McClory each resigned as a director on May 21, 2015.

Corporate Governance Overview

Our business, assets and operations are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our chief executive officer, our chief financial officer, our executive officers, our general counsel, members of management and other Company employees as well as our independent auditors, and by reviewing materials provided to them and participating in meetings of the Board of Directors and its committees.

In addition to its management function, our Board of Directors remains committed to strong and effective corporate governance, and, as a result, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, the NASDAQ listing standards, as well as the best practices of other public companies.

The Company’s corporate governance program features the following:

•	a Board that is up for election annually;

•	all of our directors, other than our CEO and President, are independent;

•	we have no stockholder rights plan in place;

•	regularly updated charters for each of the Board’s committees, which clearly establish the roles and responsibilities of each such committee;

•	regular executive sessions among our non-employee and independent directors;

•	a Board that enjoys unrestricted access to the Company’s management, employees and professional advisers;

•	each director attended at least 75% of the aggregate of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time he served on the Board or committees.;

•	a clear Code of Business Conduct and Ethics that is reviewed regularly for best practices;

•	a clear Insider Trading Policy that is reviewed regularly;

•	a Corporate Communications Policy that is reviewed with employees and Board periodically;

•	a clear set of Corporate Governance Guidelines that is reviewed regularly for best practices;

•	our Compensation Committee or Board of Directors may require the forfeiture, recovery or reimbursement of incentive compensation from an executive officer as required under United States securities laws;

•	no board member is serving on an excessive number of public company boards;

•	the Compensation Committee’s engagement of an independent compensation consultant

Board of Directors’ Role in Risk Management

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. Our Board of Directors reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. For example, the Board of Directors meets with management at least quarterly to review, advise and direct management with respect to strategic business risks, risks related to the Company’s acquisition strategy, new product development risks, among others. The Board also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring the integrity of the Company’s financial statements, internal controls over financial reporting, and the independence of the Company’s Independent Registered Public Accounting Firm. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department and an annual attestation report on internal control over financial reporting from the Company’s Independent Registered Public Accounting Firm. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department, Independent Registered Public Accounting Firm and internal or external legal counsel to discuss risks related to our financial reporting function. In addition, the Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Business Conduct and Ethics Policy and our Corporate Compliance Hotline, and the Audit Committee discusses other risk assessment and risk management policies of the Company periodically with management.

The Compensation Committee participates in the design of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy as is further described in the Compensation Discussion and Analysis section.

The Strategic Initiative Committee evaluates and assists the board of directors in overseeing the Company’s implementation of key strategic initiatives.

The Nominating & Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, and making recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board committees.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The following discussion and analysis contains statements regarding individual and company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

This section describes the Company’s executive compensation philosophy, objectives and programs, as well as the compensation-related actions taken in 2014 and planned for 2015 for our chief executive officer, our president, our chief financial officer, our chief operating officer, and our executive vice president. These executives are referred to in this section as our named executive officers, or NEOs, and were:

•	Brad Pyatt—Chief Executive Officer

•	Richard Estalella—President

•	John Price—Chief Financial Officer

•	James Greenwell—Chief Operating Officer

•	Cory Gregory—Executive Vice President

•	Don Prosser—Former Chief Financial Officer

•	Gary Davis—Former Chief Financial Officer

•	Sydney Rollock—Former Chief Marketing & Sales Officer

In April 2014, Mr. Davis terminated his position as Chief Financial Officer.

In October 2014, Mr. Rollock terminated his position as Chief Marketing and Sales Officer.

In March 2015, Mr. Prosser stepped down as Chief Financial Officer and assisted the Finance organization through the conclusion of his contract on April 15, 2015.

COMPENSATION PRINCIPLES AND MSLP BEST PRACTICES

The following highlights what we do and don’t do to build shareholder alignment:

WHAT WE DO

✓	Maintain a majority of “at-risk” compensation for each executive’s total compensation

✓	Cap annual incentive payouts for each executive

✓	Utilize an independent compensation consultant

✓	Continue ongoing dialogue with shareholders

✓	Maintain stock ownership guidelines for executive officers and directors

WHAT WE DON’T DO

×	Provide excise tax gross-ups

×	Allow hedging, pledging or shorting of company stock by any employee or director

×	Re-price or buyback stock options

EXECUTIVE SUMMARY AND COMPENSATION PHILOSOPHY

The Compensation Committee designs the Company’s executive compensation program to align executives with shareholder interests. The objective of the program is to attract and retain well-qualified executives by rewarding performance that builds shareholder value.

Strong Company Revenue Performance in 2014

In 2014, MusclePharm achieved record net revenue growth year-over-year, adding $67 million in revenue (60% year-over-year growth), on top of $44 million in net revenue growth in 2013 (65% year-over-year growth).

Last year’s substantial revenue growth is consistent with the Company’s continued year-over-year performance.

MusclePharm expects to continue its year-over-year growth as we accelerate our global growth initiatives to bolster product demand in international markets. We are currently selling our products in over 120 countries and are currently laying the groundwork for further expansion in foreign countries.

CEO Realizable Pay

In order to provide a more complete view of how the CEO’s pay is aligned with shareholder interests, it is important to consider the CEO’s realizable pay. As depicted in the chart below, the CEO’s realizable pay rises and drops with the Company’s stock price.

Realized pay is comprised of (i) base salary, (ii) actual annual incentive received, (iii) equity awards vesting in 2014 valued at the Company’s year-end close price, and (iv) all other compensation earned in 2014.

Summary of MSLP’s Key Compensation Practices

The following discussion and analysis contains statements regarding individual and Company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

This section describes the Company’s executive compensation philosophy, objectives and programs, as well as the compensation-related actions taken in 2014 and planned for 2015 for our chief executive officer, our president, our chief financial officer, our chief operating officer, and our executive vice president. These executives are referred to in this section as our named executive officers, or NEOs, and were:

–	Brad Pyatt—Chief Executive Officer

–	Richard Estalella—President

–	John Price—Chief Financial Officer

–	James Greenwell—Chief Operating Officer

–	Cory Gregory—Executive Vice President

–	Don Prosser—Former Chief Financial Officer [1]

–	Gary Davis—Former Chief Financial Officer [2]

–	Sydney Rollock—Former Chief Marketing & Sales Officer [3]

[1]	In March 2015, Mr. Prosser stepped down as Chief Financial Officer and assisted the finance organization through the conclusion of his contract on April 15, 2015.
[2]	Gary Davis resigned as the Chief Financial Officer in April 2014.
[3]	Sydney Rollock resigned as the Chief Marketing and Sales Officer on October 9, 2014.

The compensation data from MusclePharm’s peer companies plays an important role in the Compensation Committee’s decision making. Longnecker works with the Compensation Committee to establish a compensation peer group to be used in the market executive compensation analysis. When determining potential peer companies, Longnecker and the Compensation Committee search for public companies in MusclePharm’s industry and are similar in size based on revenue, assets, net income, market capitalization and total enterprise value. Additional factors such as geographical operations, complexity of operations, and optical implications were also considered in the peer company selection process.

The following table includes the peer companies included in the 2014 Compensation Peer Group.

2014 Compensation Peer Group
American Oriental Bioengineering, Inc.	Nu Skin Enterprises Inc.
Blyth, Inc.	Nutraceutical International Corporation
Boulder Brands, Inc.	Nutrisystem, Inc.
Lifevantage Corporation	Omega Protein Corporation
Mannatech, Incorporated	Prestige Brands Holdings, Inc.
Medifast Inc.	The Hain Celestial Group, Inc.
Nature’s Sunshine Products Inc.	Vitacost.com, Inc.

In 2015, Longnecker and the Compensation Committee redesigned the compensation peer group to include more sector-specific and similarly-sized competitors. The bolded companies under the 2014 peer group table were replaced by the bolded companies in the 2015 compensation peer group table below.

2015 Compensation Peer Group
Balchem Corp.	Natural Alternatives International Inc.
Boulder Brands, Inc.	Natural Health Trends Corp.
Immunotec Inc.	Nature’s Sunshine Products Inc.
Innophos Holdings Inc	Nutraceutical International Corporation
Lifevantage Corporation	Nutrisystem, Inc.
Mannatech, Incorporated	Omega Protein Corporation
Medifast Inc.	Reliv International, Inc.

Compensation Philosophy

MusclePharm’s executive compensation program is based on an overarching pay-for-performance philosophy where the significant portion of the total compensation for all of its NEOs is based on corporate performance against objectives designed to both grow the Company and increase shareholder value. The Compensation Committee believes the Company’s executive compensation structure provides appropriate incentives to executives to achieve financial, growth and operational excellence goals without encouraging them to take excessive risks in their business decisions.

Compensation Objectives

The Compensation Committee oversees the executive compensation program. MusclePharm’s executive compensation program is designed to attract, motivate and retain talented executives that will drive Company growth and create long-term shareholder value. The Compensation Committee has established the following set of objectives for the executive compensation program:

•	Compensation should be market competitive: The executive compensation program is designed to provide market-competitive total compensation while maintaining fiscal responsibility for shareholders;

•	Compensation should reward performance and support MusclePharm’s business strategy: A majority of the NEOs’ total compensation is variable and dependent upon the achievement of key annual and long-term performance measures; and

•	Compensation should be aligned with shareholders’ interests: MusclePharm’s compensation program also seeks to reward executive officers for increasing the Company’s stock price over the long-term by providing the majority of total compensation opportunities for executive officers in the form of long-term equity awards.

Role of the Compensation Committee and Management in Setting Compensation

The Compensation Committee has the primary authority to approve the compensation provided to the Company’s executive officers. Since 2013, the Compensation Committee retained Longnecker an independent executive compensation consulting firm, to assist in executive compensation matters. Longnecker reports to and is accountable to the Compensation Committee, and may not conduct any other work for us without the authorization of the Compensation Committee. Longnecker did not provide any additional services to MusclePharm in 2014 beyond its engagement as an advisor to the Compensation Committee on executive compensation matters. After review and consultation with Longnecker, the Compensation Committee has determined that Longnecker is independent and there is no conflict of interest resulting from the engagement of Longnecker. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

In 2014, Longnecker provided market executive compensation analyses as well as advice to the Compensation Committee with respect to competitive compensation practices in similar organizations and determining the appropriate levels of salary, annual incentives and long-term incentives to MusclePharm’s top executive officers. In 2015, Longnecker worked with the Committee and Management to revise the 2015 annual and long-term incentive programs.

To aid the Compensation Committee in making its compensation determinations, the CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each named executive officer other than the CEO, in turn, participates in an annual performance review with the CEO to provide input about their contributions to the Company’s success. The Compensation Committee gathers data on the CEO’s performance through several channels, including qualitative and quantitative assessments of the Company’s performance, discussions with other members of the management team and discussions with other members of the Board of Directors. Each Compensation Committee meeting ordinarily includes an executive session without members of management present.

Corporate and individual performance goals are established at the beginning of the year. The Company’s annual financial plan is formulated by the executive management team and is submitted for review and approval by the Board of Directors. The Compensation Committee retains the authority under the annual and long-term incentive plans to use negative discretion in relation to the annual incentive and equity awards achieved by meeting or exceeding pre-determined objectives. In addition, the Compensation Committee also has the authority to make discretionary bonus awards to NEOs.

Setting Executive Compensation

The Compensation Committee considers multiple sources of internal and external data in making executive compensation decisions. Every year the Committee reviews the executive compensation program relative to the market using a blend of data gathered from peer company proxy statements and published compensation survey data. This analysis provides the necessary background to the Compensation Committee to ensure the executive compensation program is market-competitive. However, the Compensation Committee does not guarantee that any executive will receive a specific market-derived compensation level.

In addition, the Compensation Committee has taken the approach of determining the mix of compensation elements, such as base salary, annual incentives and long-term equity awards, on an individual basis. The Compensation Committee allocates total compensation between cash and equity compensation based on a number of factors, including competitive practices utilized by the companies in MusclePharm’s compensation peer group (discussed below), the role and responsibilities of the individual executive, and the performance the Company wants to drive behaviors toward.

ELEMENTS OF EXECUTIVE COMPENSATION

MusclePharm’s executive compensation program has three major components: base salary, annual incentive and long-term equity compensation. The majority of each executive’s total compensation package is comprised of long-term equity compensation, which creates a natural alignment between executives’ interests and shareholder interests.

Approximately 95% of the CEO total compensation package is not guaranteed or at-risk. In addition, 90% of the CEO’s compensation is subject to changes in the value of MSLP common stock.

NOTE: Less than 1% of the CEO’s total compensation is comprised of benefits, perquisites and retirement plan contributions, which are also used as tools for retaining key talent.

Similar to the CEO, the other NEOs have a compensation structure that is aligned to shareholder interests. The average compensation structure for the other NEOs is approximately:

–	Base Salary: 10% of total compensation

–	Annual Incentive: 10% of total compensation

–	Long-term Incentive: 80% of total compensation

Base Salary

Base salaries play an essential role in attracting and retaining the key talent needed to run MusclePharm successfully. In determining whether to make adjustments to base salaries for the executive officers, the Compensation Committee reviews information regarding relevant market data. In addition, each year, the Compensation Committee determines whether to approve merit increases to the executive officers’ base salaries based upon the Company’s performance, their individual performance, changes in duties and responsibilities and the recommendations of the CEO (except for purposes of determining his own salary). No formulaic or guaranteed base salary increases are provided to the NEOs. As an overall group, the base salaries for MSLP’s top executives are aligned with or under the market 25th percentile of our independent consultant’s market analysis. While base salaries play an integral part of a competitive compensation package, it is the Company’s philosophy to align long-term shareholder interests with that of the executive team’s total direct compensation. The Committee will continue to align base salaries with the market as well as place more emphasis on annual and long-term incentives in conjunction with base salary adjustments. This will position the Company to remain competitive from a recruiting and shareholder perspective.

After performing its annual review of the executive team’s base salary levels, the Compensation Committee decided to increase base salaries for 2015 in order to be more competitive with the market. The following table summarizes the adjustments made to each executive’s base salary.

Name	2014 Base Salary	2015 Base Salary
Brad Pyatt	$325,000	$425,000
Richard Estalella	$300,000	$375,000
James Greenwell	$275,000	$300,000
John Price [1]	—	$250,000
Cory Gregory	$200,000	$200,000
Don Prosser [2]	$275,000	—
Gary Davis [3]	$250,000	—
Sydney Rollock [4]	$225,000	—

[1]	John Price was appointed as the Chief Financial Officer on March 5, 2015.
[2]	Don Prosser was appointed as the Chief Financial Officer on April 15, 2014 and stepped down as the Chief Financial Officer on March 5, 2015 and assisted the finance organization through the conclusion of his contract on April 15, 2015.
[3]	Gary Davis resigned as the Chief Financial Officer on April 15, 2014.
[4]	Sydney Rollock resigned as the Chief Marketing and Sales Officer on October 9, 2014.

Annual Incentive—2014

Each of the NEOs is eligible to earn an annual incentive bonus through the Company’s Executive Bonus Program. The program pays out bonuses based on corporate and individual performance during a given year.

The following table shows the 2014 Bonus Program structure.

	2014 Executive Bonus Program Measures	Weighting
Corporate[1]	Revenue Target	25%
	EBITDA Target	25%

Individual	A number of goals and objectives, both quantitative and qualitative, specific to each executive’s responsibilities within the Company.	50%

[1]	The Bonus Program includes stretch revenue and EBITDA targets that, if met, payout an additional bonus worth 25% of each of the corporate goal targeted bonuses.

In January 2015, the Compensation Committee reviewed the 2014 corporate performance and each executive’s 2014 performance and determined their actual bonus payout. The following tables summarize the actual bonus payouts determined by Compensation Committee.

Corporate Objectives — 2014

In 2014, the Company achieved the revenue target as well as the stretch target. However, the Company’s EBITDA levels failed meet the pre-determined EBITDA target; no payouts were made for the EBITDA portion of the Executive Bonus Program.

Executive	Revenue		EBITDA
	Target	Actual	Target	Actual
Brad Pyatt	$81,250	$101,563	$81,250	$0
Richard Estalella	$81,250	$91,406	$81,250	$0
James Greenwell [1]	$49,041	$61,301	$49,041	$0
Cory Gregory	$56,250	$63,281	$56,250	$0
Don Prosser [1,2]	$39,844	$44,824	$39,844	$0
Gary Davis [3]	—	—	—	—
Sydney Rollock [4]	—	—	—	—

[1]	James Greenwell and Don Prosser’s target amounts were prorated based on hire date.
[2]	Don Prosser stepped down as the Chief Financial Officer on March 5, 2015 and assisted the Finance organization through the conclusion of his contract on April 15, 2015.
[3]	Gary Davis resigned from his position on April 15, 2014 and received a prorated amount of his targeted annual incentive, see 2014 total bonus payout on page 24.
[4]	Sydney Rollock resigned from his position on October 9, 2014 and received a prorated amount of his targeted annual incentive, see 2014 total bonus payout on page 24.

Individual Goals — 2014

The Compensation Committee evaluated the performance of each of the top executives in relation to their pre-determined individual goals for 2014.

Executive	Individual Goals
	Target	Actual
Brad Pyatt	$162,500	$213,282
Richard Estalella	$162,500	$172,657
James Greenwell [1]	$98,083	$79,692
Cory Gregory	$112,500	$119,532
Don Prosser [1],2	$79,688	$43,828
Gary Davis [3]	—	—
Sydney Rollock [4]	—	—

[1]	James Greenwell and Don Prosser’s target amounts were prorated based on hire date.
[2]	Don Prosser stepped down as the Chief Financial Officer on March 5, 2015 and assisted the finance organization through the conclusion of his contract on April 15, 2015.
[3]	Gary Davis resigned from his position on April 15, 2014 and received a prorated amount of his targeted annual incentive.
[4]	Sydney Rollock resigned from his position on October 9, 2014 and received a prorated amount of his targeted annual incentive.

2014 Total Bonus Payout

Overall, the top executives earned below targeted bonuses for 2014 performance.

Executive	Total 2014 Bonus Payout
	Target	Actual	Actual as a % of Target
Brad Pyatt	$325,000	$314,845	97%
Richard Estalella	$325,000	$264,063	81%
James Greenwell[1]	$196,165	$140,993	72%
Cory Gregory	$225,000	$182,813	81%
Don Prosser[1],2	$159,375	$88,652	56%
Gary Davis[3]	$250,000	$125,000	50%
Sydney Rollock[4]	$250,000	$180,000	72%

[1]	James Greenwell and Don Prosser’s target amounts were prorated based on hire date.
[2]	Don Prosser stepped down as the Chief Financial Officer on March 5, 2015 and assisted the Finance organization through the conclusion of his contract on April 15, 2015.
[3]	Gary Davis resigned from his position on April 15, 2014 and received a prorated amount of his targeted annual incentive pursuant to his severance agreement.
[4]	Sydney Rollock resigned from his position on October 9, 2014 and received a prorated amount of his targeted annual incentive pursuant to his severance agreement.

Annual Incentive — 2015

In early 2015, the Compensation Committee revised the Executive Bonus Program to better reflect the Company’s objectives for 2015. The Compensation Committee determined that a corporate profitability measure should be implemented in the 2015 Executive Bonus Program.

The following table illustrates the Compensation Committee’s structure for the 2015 Executive Bonus program.

	2015 Executive Bonus Program Measures	Weighting
Corporate	Revenue Target	25%
	EBITDA Target	20%

	Gross Margin	10%

Individual	A number of goals and objectives, both quantitative and qualitative, specific to each executive’s responsibilities within the Company.	45%

Long-term Incentive

Long-term incentives granted by the Company have historically been in the form of restricted stock, which generally vests over a three to five-year period. Restricted stock grants are used as an effective retention tool while simultaneously aligning executives’ interests with those of shareholders. The Compensation Committee believes that restricted stock awards are an effective tool for adding an immediate financial incentive to remain with and work for us that will mitigate potential attempts by labor market competitors to recruit critical employees.

In October 2014, the Compensation Committee made the following grants of restricted stock to MusclePharm’s top executives:

Executive	2014 Long-term Incentive Grant (# of shares)
Brad Pyatt	500,000
Richard Estalella	250,000
James Greenwell	100,000
Cory Gregory	100,000
Don Prosser [1]	100,000
Gary Davis [2]	—
Sydney Rollock [3]	75,000

[1]	Don Prosser stepped down as the Chief Financial Officer on March 5, 2015 and assisted the Finance organization through the conclusion of his contract on April 15, 2015.
[2]	Gary Davis resigned from his position on April 15, 2014 and did not receive a long-term incentive equity grant in 2014.
[3]	Sydney Rollock resigned from his position on October 9, 2014.

In October 2014, John Price received 50,000 restricted shares in connection with his appointment as Executive Vice President of Finance. In April 2015, Mr. Price received an additional 50,000 restricted shares in connection with his promotion to Chief Financial Officer. The foregoing restricted stock awards have a four-year vesting schedule in order to provide an incentive for continued employment.

Severance and Change in Control Agreements

We have entered into change in control agreements and severance agreements with certain of our executive officers to provide severance and/or change in control benefits. The Compensation Committee believes these types of agreements are essential in order to attract and retain qualified executives and promote stability and continuity in our senior management team. We believe that the stability and continuity provided by these agreements are in the best interests of our shareholders. For details, see “Employment, Severance and Change in Control Arrangements” below.

Tax Deductibility of Compensation

The Committee considers the tax impact of our executive compensation programs. Section 162(m), as interpreted by U.S. Internal Revenue Service Notice 2007-49, imposes a $1 million limitation on the deductibility of certain compensation paid to certain officers. The Committee retains full discretion to award compensation packages that will best attract, retain, and reward executive officers. We may or may not in the future award compensation that is not fully deductible under Section 162(m), the Committee will act in the way it believes it will contribute to the achievement of our business objectives.

401(k) Plan

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate in the United States. The 401(k) Plan permits eligible employees to defer up to the maximum dollar amount allowed by law. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make discretionary matching contributions to the 401(k) Plan in an amount equal to 100 percent of deferrals up to 4 percent of the participant’s annual base pay and subject to a total employer contribution $10,400, and certain other limits. Employees who are 21 years of age or older are eligible to participate in the 401(k) Plan after a six month waiting period.

We do not maintain any other defined benefit, defined contribution or deferred compensation plans for our employees.

All Other Compensation

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers. In addition, we provide certain highly-compensated employees, including our NEOs, with supplemental long-term disability coverage. For purposes of eligibility for this coverage, highly-compensated employees are defined as those employees whose monthly income is higher than $13,333, or $160,000 per year. Other than as described in this section, we do not provide any special perquisites or health or welfare benefits to our NEOs that are not available to all of our employees. We provided Mr. Price with a moving allowance including temporary housing from July 2014 through August 2014 in conjunction with his relocation.

Insider Trading Policy

Our insider trading policy prohibits directors, officers, employees and all persons living in their households from trading any type of security, whether issued by us or other companies with which we do business, while aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Additionally, we restrict trading by our directors and officers, as well as other categories of employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, to quarterly trading windows that begin three full trading day following the public disclosure of our quarterly or annual financial results and that ends at 5:00 pm Eastern Time 10 days prior to the end of each calendar quarter (or if a non-trading day, then on the trading day immediately prior). Furthermore, the insider trading policy requires that certain specified individuals meet with representatives of our legal department to confirm that they are not in possession of material non-public information prior to trading any security of the Company during open window periods.

Clawback/Recovery

The Compensation Committee or the Board of Directors may require the reimbursement or forfeiture of incentive compensation from an executive officer under United States securities laws. We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the Company demonstrates its commitment to strong corporate governance.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table for 2014

The following summary compensation tables sets forth all compensation awarded to, earned by, or paid to each person serving as a named executive officer of the Company during the years ended December 31, 2014, 2013, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option Awards(1) ($)	All Other Compensation ($)**		Total ($)
Current
Bradley J. Pyatt(0)	2014	325,000	314,063		6,500,000	(2)	—	(20,628	)(15)	7,118,439
Chief Executive Officer and President	2013	250,000	260,000		3,853,500	(3)	—	99,042	(16)	4,462,542
	2012	322,022	160,000	(14)	—		—	105,984	(17)	588,006
Richard F. Estalella, President(7)	2014	291,167	264,063		3,250,000	(2)	—	22,238	(15)	3,827,468
Chief Operating Officer	2013	163,000	250,000		1,101,000	(3)	—	32,763	(16)	1,546,763
James J. Greenwell(9)	2014	172,500	140,993		1,300,000	(2)	—	5,547	(15)	1,619,040
Chief Operating Officer
Cory J. Gregory	2014	200,000	182,813		1,300,000	(2)	—	7,224	(15)	1,690,037
Executive Vice President of Brand	2013	150,000	160,000		1,651,500	(3)	—	16,713	(16)	1,978,213
Awareness and Social Media	2012	201,796	130,000		—		—	43,190	(17)	374,986

Former
Donald W. Prosser(10)	2014	195,416	81,680		1,300,000	(2)	—	7,226	(15)	1,584,322
Chief Financial Officer and Treasurer
Sydney R. Rollock(8)	2014	225,000	180,000		711,000	(5)	—	27,664	(15)	1,143,664
Chief Marketing and Sales Officer	2013	41,667	35,160		—		—	11,498	(16)	88,325
L. Gary Davis	2014	250,000	125,000		—		—	30,928	(15)	405,928
Chief Financial Officer(6)	2013	175,000	235,000		2,202,000	(3)	—	11,953	(16)	2,623,953
	2012	65,000	75,000		204,500	(4)	—	390	(17)	344,890
John H. Bluher	2013	366,379	158,750		1,651,500	(3)	—	4,443	(16)	2,181,072
Executive Vice President(12)	2012	182,292	130,000		245,400	(4)	—	13,300	(17)	570,992
Jeremy R. DeLuca	2013	225,000	225,000		2,477,250	(3)	—	28,819	(16)	2,956,069
Executive Vice President and Chief	2012	187,500	130,000		—		—	60,331	(17)	352,399
Marketing Officer(11)
Larry S. Meer(13)	2012	120,000	31,797		—		—	6,146	(17)	157,943
Chief Financial Officer and Treasurer

**	The Company’s executive compensation table and, specifically, perquisites as disclosed in the “Other Compensation” column of the executive compensation table is currently under review with the SEC as part of the SEC Investigation as discussed in Note 10 of the Notes to Consolidated Financial Statements. The audit committee has conducted a detailed and thorough analysis of the perquisites for the periods of 2010, 2011, 2012 and 2013 as part of the preparation of these tables and the SEC Investigation.
(0)	Mr. Pyatt was President until he resigned in April 2014.
(1)	Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The grant date fair value of each stock award is measured based on the closing price of our common stock on the date of grant. A portion of the stock grant is subject to vesting provisions and subject to forfeiture.
(2)	Reflects the full grant date fair value of restricted stock unit award granted in 2014 calculated in accordance with FASB ASC topic 718 based on the closing price of the common stock of $13.00 on the date of the grant.

(3)	Reflects the full grant date fair value of restricted stock unit award granted in 2013 calculated in accordance with FASB ASC topic 718 based on the closing price of the common stock of $11.01 on the date of the grant.
(4)	Reflects the full grant date fair value of restricted stock unit award granted in 2012 calculated in accordance with FASB ASC Topic 718 based on the closing price of the common stock of $3.48 (after adjustment for the reverse split of 1-for-850) on the date of grant.
(5)	Reflects the full grant date fair value of restricted stock unit award granted in 2014 calculated in accordance with FASB ASC topic 718 based on the closing price of the common stock of $9.48 on the date of the grant.
(6)	Mr. Davis resigned his position as the Company’s Chief Financial Officer on April 15, 2014.
(7)	Mr. Estalella was appointed to his position as the Company’s Chief Operating Officer on April 29, 2013 and was appointed as President in April 2014 at which time he resigned as Chief Operating Officer.
(8)	Mr. Rollock was appointed to his position as the Company’s Chief Marketing and Sales Officer on October 16, 2013 and resigned his position on October 9, 2014.
(9)	Mr. Greenwell was appointed to his position as the Company’s Chief Operating Officer on May 12, 2014 and resigned his position on the Board of Directors.
(10)	Mr. Prosser was appointed to his position as the Company’s Chief Financial Officer on April 16, 2014 and resigned his position on the Board of Directors. On March 2, 2015 resigned his position as Chief Financial Officer and remained with the Company in a non executive roll until his contracts ends on April 15, 2015.
(11)	Effective August 6, 2013 Mr. DeLuca was no longer a named executive officer of the Company. Mr. DeLuca continues to be employed as Executive Vice President of MusclePharm Brand and Business Development. Amounts in the table represent full year amount for salary, bonus, and stock awards. The amounts in Other Compensation in 2013 were prorated for the period of time that he was a named executive officer.
(12)	Effective October 15, 2013, Mr. Bluher resigned his position with the Company, but continued to serve on the Company’s Board of Directors through December 31, 2013. The amounts in the above table represent full year amounts paid to him including any severance compensation.
(13)	Effective July 3, 2012, Mr. Meer resigned his position as Chief Financial Officer with the Company.
(14)	Included in the $160,000 bonus for Mr. Pyatt is $9,696 that was previously recorded as an Other Receivable.
(15)	Amounts under “All Other Compensation” for 2014 include the following Company 401(k) matching contributions, life insurance premiums paid by the Company on behalf of the executive officers and perquisites:

	Pyatt ($)	Davis ($)	Estalella ($)	Rollock ($)	Gregory ($)	Greenwell ($)	Prosser ($)
Company 401(k) Matching Contributions	10,400	10,400	10,400	9,340	5,750	1,422	2,835
Miscellaneous (a)	5,000	5,000	5,000	5,000	5,000	625	625
Automobile Expenses (b)	3,463	3,000	6,000	5,750	6,000	3,500	4,000
Club Fees and Expenses (c)	21,969	—	—	—	—	—	—
Life Insurance Premiums	626	13,044	1,732	—	272	—	—
Relocation (d)	—	—	—	7,574	—	—	—
Repayment of perks (e)	(62,082)	(516)	(893)	—	(9,798)	—	(234)

TOTAL	(20,624)	30,928	22,239	27,664	7,224	5,527	7,226

(a)	These amounts include payments by the Company for miscellaneous business related expenses.
(b)	We provided an automobile allowance for Mr. Davis, Mr. Estalella, Mr. Rollock, Mr. Gregory, Mr. Greenwell, and Mr. Prosser and the use of a Company car for Mr. Pyatt. For the Company car provided to Mr. Pyatt, the Company insures the car under its insurance programs, pays all registration, license, taxes and other fees on the car, pays for all repairs and reimburses Mr. Pyatt for all gas and maintenance costs on the car. The amount disclosed for Mr. Pyatt represents that portion of the total annual cost to the Company for the automobile provided to Mr. Pyatt attributable to his personal use.

(c)	Represents payments for club memberships for Mr. Pyatt including monthly dues, golf guest fees, meals and entertainment costs at the clubs and other personal expenses incurred by the executive officers at the clubs, including apparel.
(d)	Represents relocation expenses, including air travel, house hunting, temporary housing and moving expenses.
(e)	This amount represents the amount paid to the Company for reimbursement of prior personnel use items.
(16)	Amounts under “All Other Compensation” for 2013 include the following Company 401(k) matching contributions, life insurance premiums paid by the Company on behalf of the executive officers and perquisites:

	Pyatt ($)	Davis ($)	Estalella($)	Rollock ($)	Gregory($)	Deluca ($)	Bluher ($)
Company 401(k) Matching Contributions	14,566	2,250	—	—	—	5,079	2,500
Miscellaneous (a)	11,923	5,300	3,633	1,342	5,437	300	300
Automobile Expenses (b)	5,433	1,250	1,250	1,000	6,715	6,000	—
Club Fees and Expenses (c)	32,927	—	—	—	—	7,992	—
Life Insurance Premiums	363	182	182	91	110	182	182
Meals and Entertainment (d)	750	—	—	—	966	2,000	—
Retreat Attendance (e)	7,708	2,724	893	—	3,196	2,571	—
Personal Travel (f)	573	38	96	—	78	1,694	1,000
Phone (g)	3,599	208	1,109	125	211	3,000	461
Relocation (h)	—	—	25,600	8,940	—	—	—
Miscellaneous (i)	21,200	—	—	—	—	—	—

TOTAL	99,042	11,953	32,763	11,498	16,713	28,819	4,443

(a)	These amounts include payments by the Company for miscellaneous business related expenses.
(b)	We provided an automobile allowance for Mr. Davis, Mr. Estalella, Mr. Rollock, Mr. Gregory and Mr. Deluca and the use of a Company car for Mr. Pyatt. For the Company car provided to Mr. Pyatt, the Company insures the car under its insurance programs, pays all registration, license, taxes and other fees on the car, pays for all repairs and reimburses Mr. Pyatt for all gas and maintenance costs on the car. The amount disclosed for Mr. Pyatt represents that portion of the total annual cost to the Company for the automobile provided to Mr. Pyatt attributable to his personal use.
(c)	Represents payments for club memberships for Mr. Pyatt and Mr. Deluca, including monthly dues, golf guest fees, meals and entertainment costs at the clubs and other personal expenses incurred by the executive officers at the clubs, including apparel. The $32,927 paid on behalf of Mr. Pyatt for 2013 represents $4,968 in monthly dues, $10,329 in meals and entertainment expenses incurred at the clubs, $6,754 in equipment and golf bags for athletes, $3,075 in guest fees for golf, and $7,081 in miscellaneous club charges, including apparel, golf equipment and other miscellaneous charges. The $7,992 paid on behalf of Mr. Deluca for 2013 represents $3,000 in initiation fees, $3,408 in annual dues and $1,584 in meals, entertainment, guest fees and other miscellaneous charges. Of the meals, guest fees, equipment and entertainment expenses paid for on behalf of Mr. Pyatt and Mr. Deluca, the Company believes a portion of those expenses represented business-related expenditures. However, because of our inability to quantify with certainty the portion of these expenses that were for personal use, we have included all of such expenses paid by the Company as perquisites in the table.
(d)

Represents meals, entertainment, event tickets and other incidental expenses (such as parking) paid in connection with the executive officers’ or his spouse’s participation in community and business entertainment functions. The Company believes a portion of these expenses represented business-related expenditures. However, because of our inability to quantify with certainty the portion of these expenses that were for personal use, we have included all of such expenses paid by the Company for which we cannot verify a business purpose as perquisites in the table. Because of the sports-oriented nature of the business, it is important for executives to attend a wide variety of sporting events. In addition to events for which we purchase tickets to facilitate attendance by our executives and their spouses, we also provide our executives and/or their spouses with event tickets that are provided to the Company [free of charge] through its various sponsorship relationships in order to facilitate the Company’s business interests and the executives’ role as Company representatives at events related to the Company’s business and sponsorship and athlete relationships. There is typically no incremental cost to the Company of providing these tickets. Where there was an incremental cost to the Company of the executive’s or the spouse’s attendance, we have included the cost of such tickets in this total.

Because of the sports-oriented nature of the Company’s business, the Company maintains a fully-functioning gym at several of its locations and provides use of the gym free of charge for any and all employees, including the executives. Although use of the Company’s gym facilities is a perquisite, there is no incremental cost to the Company of providing this gym access to the executives, and thus no amounts are included in relation to such gym facilities.
(e)	Spouses (and, with respect to Mr. Pyatt, his children and their caregiver) were invited to attend a Board of Directors and executive retreat in Dana Point, California. These amounts include airfare for spouses, hotel expenses for Mr. Pyatt’s children and caregiver, hotel expenses for extra nights stayed by the executives following the retreat, charges for upgrades to premium room categories, meals and entertainment expenses during the retreat for the executives and their family members, and leisure activities during the retreat for the executives and their spouses (including golf and spa expenses). The cost of air travel attributed to each executive’s spouse was calculated based on the price per airline ticket. All such travel was on commercial airlines.
(f)	During 2013 we made numerous payments on behalf of the executive officers for travel, for which we cannot verify a business purpose. Because of our inability to quantify with certainty the portion of these travel expenses that were for personal use, we have included all such travel expenses paid by the Company for which we cannot verify a business purpose as perquisites in the table. These amounts include airfare for the executive and/or his spouse, cost for airline upgrades, hotel expenses, meals, entertainment and leisure activities for the executive and/or his spouse and luggage charges during trips taken during 2013. The cost of air travel was calculated based on the price per airline ticket and all air travel was on commercial airlines.
(g)	Represents payments for cellular phone monthly fees and usage costs for the executive (or, with respect to Mr. Pyatt and Mr. Bluher, their spouses) and cost of replacement cellular phones.
(h)	Represents relocation expenses, including air travel, house hunting, temporary housing and moving expenses.
(i)	This amount represents the amount paid by the Company to a public relations firm on behalf of Mr. Pyatt.

(17)	Amounts under “All Other Compensation” for 2012 include the following Company 401(k) matching contributions, life insurance premiums paid by the Company on behalf of the executive officers and perquisites:

	Pyatt ($)	Davis ($)	Bluher ($)	Deluca ($)	Gregory ($)	Meer ($)
Company 401(k) Matching Contributions	10,667	—	6,683	5,750	1,333	2,700
Miscellaneous (a)	609	300	300	300	1,356	300
Automobile Expenses (b)	2,187	—	—	6,250	4,982	165
Club Fees and Expenses (c)	54,595	—	—	9,377	852	—
Healthcare Costs (d)	80	—	—	—	1,050	—
Life Insurance Premiums	360	90	180	180	180	360
Meals and Entertainment (e)	3,915	—	—	6,925	6,059	—
Phone (f)	—	—	3,695	3,125	—	—
Retreat Attendance (g)	5,031	—	2,442	6,261	5,650	2,621
Personal Travel (h)	13,015	—	—	22,163	21,728	—
Miscellaneous (i)	15,525	—	—	—	—	—

TOTAL	105,984	390	13,300	60,331	43,190	6,146

(a)	These amounts include payments by the Company for miscellaneous business related expenses.
(b)	We provided an automobile allowance for Mr. Deluca and Mr. Gregory and the use of a Company car for Mr. Pyatt. For the Company car provided to Mr. Pyatt, the Company insures the car under its insurance programs, pays all registration, license, taxes and other fees on the car, pays for all repairs and reimburses Mr. Pyatt for all gas and maintenance costs on the car. The amount disclosed for Mr. Pyatt represents that portion of the total annual cost to the Company for the automobile provided to Mr. Pyatt attributable to his personal use.
(c)	Represents payments for club memberships for Mr. Pyatt, Mr. Deluca and Mr. Gregory, including monthly dues, initiation costs, golf guest fees, meals and entertainment costs at the clubs and other personal expenses incurred by the executive officers at the clubs, including apparel. The $54,595 paid on behalf of Mr. Pyatt for 2012 represents a $28,500 initiation fee, $7,620 in monthly dues, $12,550 in meals and entertainment expenses incurred at the clubs, $2,335 in guest fees for golf, and $3,590 in miscellaneous club charges, including apparel, golf equipment and other miscellaneous charges. The $9,377 paid on behalf of Mr. Deluca for 2012 represents $3,876 in annual dues and $5,501 in meals, entertainment, guest fees and other miscellaneous charges. Of the meals, guest fees, apparel, equipment and entertainment expenses paid for on behalf of Mr. Pyatt and Mr. Deluca, the Company believes a portion of those expenses represented business-related expenditures. However, because of our inability to quantify with certainty the portion of these expenses that were for personal use, we have included all of such expenses paid by the Company as perquisites in the table.
(d)	Represents payment of medical expenses by the Company for the executive officer or his family.
(e)

Represents meals, entertainment, event tickets and other incidental expenses (such as parking) paid in connection with the executive officers’ or his spouse’s participation in community and business entertainment functions. The Company believes a portion of these expenses represented business-related expenditures. However, because of our inability to quantify with certainty the portion of these expenses that were for personal use, we have included all of such expenses paid by the Company for which we cannot verify a business purpose as perquisites in the table. Because of the sports-oriented nature of the business, it is important for executives to attend a wide variety of sporting events. In addition to events for which we purchase tickets to facilitate attendance by our executives and their spouses, we also provide our executives and/or their spouses with event tickets that are provided to the Company [free of charge] through its various sponsorship relationships in order to facilitate the Company’s business interests and the executives’ role as Company representatives at events related to the Company’s business and sponsorship and athlete relationships. There is typically no incremental cost to the Company of providing these tickets. Where there was an incremental cost to the Company of the executive’s or the spouse’s attendance, we have included the cost of such tickets in this total.

Because of the sports-oriented nature of the Company’s business, the Company maintains a fully-functioning gym at several of its locations and provides use of the gym free of charge for any and all employees, including the executives. Although use of the Company’s gym facilities is a perquisite, there is no incremental cost to the Company of providing this gym access to the executives, and thus no amounts are included in relation to such gym facilities.
(f)	Represents payments for cellular phone monthly fees and usage costs and the cost of replacement cellular phones.
(g)	Spouses were invited to attend a Board of Directors and executive retreat in Cabo San Lucas, Mexico. These amounts include airfare for spouses, hotel expenses for extra nights stayed by the executives following the retreat, meals and entertainment expenses during the retreat for the executives and their family members, and leisure activities during the retreat for the executives and their spouses (including golf and spa expenses). The cost of air travel attributed to each executive’s spouse was calculated based on the price per airline ticket (for commercial air travel) or based on the total cost of the aircraft charter (divided by the total number of passengers) for charter air travel.
(h)	During 2012 we made numerous payments on behalf of the executive officers for travel for which we cannot verify a business purpose. Because of our inability to quantify with certainty the portion of these travel expenses that were for personal use, we have included all such travel expenses paid by the Company for which we cannot verify a business purpose as perquisites in the table. These amounts include airfare for the executive and/or his spouse and family, cost for airline upgrades, hotel expenses, meals, entertainment and leisure activities for the executive and/or his spouse and luggage charges during trips taken during 2012. The cost of air travel for the executive and/or his spouse (and, for Mr. Pyatt, his children) was calculated based on the price per airline ticket (for commercial travel) or based on the total cost of the aircraft charter for charter air travel.
(i)	This amount represents a cash withdrawal from an ATM using a Company credit card during two trips taken by Mr. Pyatt during 2012. While the amounts withdrawn by Mr. Pyatt were used by Mr. Pyatt for business meal and entertainment purposes during those trips, because of our inability to substantiate the use of these funds for business purposes, we have included all of such amounts as perquisites in the table.

Charitable Youth Sports Program

In March 2014, the Board of the Company approved and the Company established a charitable youth sports grant program (the “Program”) pursuant to which the Company will donate product giveaways, equipment purchases and cash disbursements to different organizations such as schools, sports teams and training facilities. The Company has tentatively established an annual budget of approximately $250,000 for the Program. The primary intent of the Program is to build MusclePharm brand awareness with youth athletes. The Company’s other business purposes in establishing the Program is to help needy organizations achieve their goals, promote the Company’s brand, help athletes develop stronger and better skills and to build the reputation of the Company as a contributor to the community. The Program is intended to be managed pursuant to written guidelines contained in a standard operating procedure adopted in March 2014. A committee consisting of the Company’s President, Director of Team Development and Chief Operating Officer oversee the Program. The Company approved an initial grant in the amount of approximately $250,000 to Arvada West High School. Additionally, the Company made similar charitable contributions to other charitable youth sports organizations in the amount of approximately $30,000. The Company’s Chief Executive Officer, Mr. Pyatt, is a graduate of Arvada West High School (Class of 1999) and serves as a volunteer football coach. In conjunction with input from school administration, the contributions were utilized for equipment and apparel purchases as well as training and fitness programs. During 2014, Mr. Pyatt received approximately $100.00 as compensation for his services. Pursuant to SEC guidance, including the guidance set forth in Release Nos. 33-8732A; 34-54302A; IC-27444A; File No. S7-03-06, the Company’s Disclosure Committee determined that the amount of the grant under the Program to Arvada West High School should not be treated as a perquisite to Mr. Pyatt.

Outstanding Equity Awards at Year End

The following table provides information concerning the holdings of restricted stock unit awards by our named executive officers and former executive officers as of December 31, 2014. This table includes unexercised (both vested and unvested) stock option awards and unvested restricted stock awards or unit awards with vesting conditions that were not satisfied as of December 31, 2014. Each equity grant is shown separately for each named executive officer. The vesting schedule for each outstanding equity award is shown in the footnotes following this table.

Outstanding Equity Awards at Year End
			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (1) (#)	Market Value of Shares or Units of Stock that Have Not Vested (3) ($)
Bradley J. Pyatt	7/1/2013		—	—	—	—	290,500	2,469,250
	10/1/2014		—	—	—	—	500,000	4,250,000
Richard F. Estalella	7/1/2013		—	—	—	—	83,000	707,500
	10/1/2014		—	—	—	—	250,000	2,125,000
Donald W. Prosser	12/10/2013	(2)	—	—	—	—	3,397	28,875
	7/1/2013	(2)	—	—	—	—	20,750	176,375
	3/17/2014	(2)	—	—	—	—	8,143	69,216
	10/1/2014		—	—	—	—	100,000	850,000
James J. Greenwell	12/10/2013	(2)	—	—	—	—	3,397	28,875
	7/1/2013	(2)	—	—	—	—	20,750	176,375
	3/17/2014	(2)	—	—	—	—	8,143	69,216
	10/1/2014		—	—	—	—	100,000	850,000
Cory J. Gregory	7/1/2013		—	—	—	—	124,500	1,058,250
	10/1/2014		—	—	—	—	100,000	850,000
Sydney R. Rollock	5/1/2014		—	—	—	—	75,000	637,500
L. Gary Davis	11/16/2012		—	—	—	—	19,608	166,668
	7/1/2013		—	—	—	—	166,000	1,411,000
John H. Bluher	11/16/2012		—	—	—	—	23,530	200,005
	7/1/2013		—	—	—	—	124,500	1,058,250
Jeremy R. DeLuca	7/1/2013		—	—	—	—	186,750	1,587,375

(1)	The table below shows the vesting dates for the respective unvested restricted stock awards and units listed in the above Outstanding Equity Awards at Year-End for 2014 Table.
(2)	Includes restricted stock awards received when serving as a member of the Board of Directors.

[3]	Market value of the restricted stock units represents the product of the closing price of our common stock as of December 31, 2014 (the last trading day of the year), which was $8.50, and the number of shares underlying each such award.

Vesting Date	Pyatt	Estalella	Prosser	Greenwell	Gregory	Deluca	Rollock	Davis	Bluher
1/1/2015	—	—	—	—	—	—		185,608	148,030
1/15/2015	—	—	—	—	—	—	75,000	—	—
3/17/2015	—	—	4,071	4,071	—	—	—	—	—
7/1/2015	—	—	1,699	1,699	—	—	—	—	—
12/31/2015	290,500	83,000	20,750	20,750	124,500	186,750	—	—	—
3/17/2016	—	—	4,072	4,072	—	—	—	—	—
7/1/2016			1,698	1,698		—	—	—	—
12/31/2016	300,000	150,000	60,000	60,000	60,000	—	—	—	—
12/31/2017	100,000	50,000	20,000	20,000	20,000	—	—	—	—
12/31/2018	100,000	50,000	20,000	20,000	20,000	—	—	—	—

Total	790,500	333,000	132,290	132,290	224,500	186,750	75,000	185,608	148,030

Employment Severance and Change in Control Agreements

The following table reflects the executive team and their employment agreement termination dates as amended on December 31, 2014 and approved by the Board of Directors.

Name	Position	Term
Bradley J. Pyatt	Chief Executive Officer	December 31, 2018
Richard F. Estalella	President	December 31, 2018
John Price[1]	Chief Financial Officer	December 31, 2017
James Greenwell	Chief Operating Officer	December 31, 2016
Cory J. Gregory	Executive Vice President	December 31, 2016
Donald Prosser[2]	Former Chief Financial Officer	April 15, 2015
[1]	John Price was appointed Chief Financial officer on March 5, 2015.
[2]	Don Prosser resigned as the Chief Financial officer on March 5, 2015 and assisted the Finance Organization through the conclusion of his contract on April 15, 2015.

The employment agreements were executed and approved by the Compensation Committee and the Board of Directors. During 2013, the Compensation Committee engaged an independent third party to determine a competitive wage and bonus structure and the table below reflects the executive base salaries for 2014 based on the recommendations of the third party and approved by the Compensation Committee.

Name	Annual Base Salary
Bradley J. Pyatt	$325,000
Richard F. Estalella	$300,000
Donald Prosser (Former Chief Financial Officer)	$275,000
James Greenwell	$275,000
Cory J. Gregory	$200,000

If the employment of an officer is terminated due to the officer’s death or inability to perform, the employment agreements provide for payment to the officer of any unpaid portion of the Officer’s base salary and benefits accrued through the date of death or inability to perform and, at the discretion of the Compensation Committee, a bonus. The officer or his representatives will also be entitled to receive a reimbursement of up to 12 months of Consolidated Omnibus Reconciliation Act, or COBRA, premiums, if the officer or his representatives timely elect and remain eligible for COBRA. If the officer’s employment is terminated due to inability to perform, the officer will also be entitled to (i) a lump sum payment equal to the greater of (A) the target bonus payable to the Officer for the year in which the date of termination occurs or if no target bonus has been set, the officer’s most recent annual bonus, and (B) a bonus for such year as may be determined by the Compensation Committee in its sole discretion; and (ii) a severance payment (payable over six months) equal to six months of the officer’s base salary in effect as of the date of termination.

If the officer’s employment is terminated for “cause” or if an Officer terminates his employment without “good reason” (as such terms are defined in the employment agreement), the officer will not be entitled to a severance payment or any other termination benefits. However, the Company will pay the officer any unpaid portion of the officer’s base salary and benefits accrued through the date of such termination.

Upon a termination of an officer’s employment (except for Mr. Pyatt and Mr. Estalella) by the Company without cause and without a change in control or by the officer for good reason without a change in control, the employment agreements provide that such officer will be entitled to (i) any unpaid portion of the officer’s base salary and benefits accrued through the date of termination; (ii) an amount payable over three months and equal to the lesser of (A) nine months of the officer’s base salary in effect as of the date of termination, or (B) the officer’s base salary remaining under the term of his employment agreement; (iii) a lump sum payment equal to 25% of the officer’s target bonus (or if no target bonus has been set, the Officer’s most recent annual bonus) if the termination is between January 1 and June 30 or 50% of the Officer’s target bonus (or if no target bonus has been set, the Officer’s most recent annual bonus) if the termination is between July 1 and December 31; (iv) acceleration of the officer’s outstanding equity awards, unless otherwise provided in the equity award agreement for a particular equity award; and (v) the officer will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if the officer timely elects and remains eligible for COBRA.

Upon a termination of an officer’s employment (except for Mr. Pyatt and Mr. Estalella) by the Company without cause and with a change in control or by the officer for good reason after a change in control, the employment agreement provides that such officer will be entitled to (i) any unpaid portion of the officer’s base salary and benefits accrued through the date of termination; (ii) a severance payment (payable over 12 months) equal to 12 months of the officer’s base salary in effect as of the date of termination; (iii) a lump sum payment equal to the greater of (A) 100% of the officer’s target bonus in the year of termination or if no target bonus has been set, then 100% of the officer’s most recent annual bonus, and (B) a bonus for such year as may be determined by the Committee in its sole discretion; (iv) a severance payment of $500,000 (payable within 30 days of the date of termination); (v) acceleration of the officer’s outstanding equity awards; and (vi) the officer will also be entitled to receive a reimbursement of up to 12 months of COBRA premiums, if the officer timely elects and remains eligible for COBRA.

On June 24, 20 15, the Company entered into a new executive employment agreement with Brad Pyatt, the Chief Executive Officer of the Company (“Pyatt Agreement”) and Richard Estalella (“Estalella Agreement”), the President of the Company, pursuant to which Mr. Pyatt and Mr. Estalella agreed to serve as the Chief Executive Officer and President of the Company for an initial term of five years.

The Pyatt Agreement is automatically renewed for successive one year terms after the initial five year term unless terminated by either party at least three months prior to the end of the initial five year term or any successive one year term, as applicable. To align the total compensation of Mr. Pyatt to the recommendations of Longnecker, the Company agrees to pay Mr. Pyatt a base salary of $425,000 for 2015, $570,000 for 2016 and $592,000 for 2017 (“Pyatt Base Salary”). The annual adjustments after 2017 shall be determined by the

Compensation Committee of the Board (“Compensation Committee”). In addition, Mr. Pyatt is also entitled to receive (i) an annual incentive bonus of up to 125% of the Pyatt Base Salary, based on his substantial performance as determined by the Compensation Committee (“Pyatt Annual Bonus”) and (ii) restricted shares, incentive stock options and/or performance shares or combination thereof to be determined by the Compensation Committee (“Pyatt Long Term Incentive’’). The fixed value of the Pyatt Long Term Incentive granted to Mr. Pyatt shall be $817,000 for 2015, $840,000 for 2016 and $873,600 for 2017. In addition to the Pyatt Long Term Incentive, Mr. Pyatt shall be eligible for grants of awards available to senior executive officers of the Company under the Company’s Equity Incentive Plans as the Compensation Committee or the Board of Directors may from time to time determine.

Upon termination of employment for any reason, Mr. Pyatt shall be entitled to: (A) all Pyatt Base Salary earned through the date of termination; (B) any and all reasonable expenses paid or incurred by Mr. Pyatt; (C) any accrued but unused vacation time through the termination date; and (D) any Pyatt Annual Bonuses earned through the date of termination; and (E) all Pyatt Long Term Incentives earned prior to termination. Additionally, if Mr. Pyatt’s employment is terminated prior to expiration of the employment period other than for Cause (as defined in the Pyatt Agreement) or Mr. Pyatt terminates his employment without Good Reason (as defined in the Pyatt Agreement) and other than for a Change in Control (as defined in the Pyatt Agreement), Mr. Pyatt shall be entitled to receive a cash amount equal to 300% of the sum of the Pyatt Base Salary, Pyatt Annual Bonus and Pyatt Long Term Incentive earned during the year immediately preceding the date of termination.

The Estalella Agreement is automatically renewed for successive one year terms after the initial five year term unless terminated by either party at least three months prior to the end of the initial five year term or any successive one year term, as applicable. To align the total compensation of Mr. Estalella to the recommendations of Longnecker, the Company agrees to pay Mr. Estalella a base salary of $375,000 for 2015, $484,500 for 2016 and $503,880 for 2017 (“Estalella Base Salary”). The annual adjustments after 2017 shall be determined by the Compensation Committee. In addition, Mr. Estalella is also entitled to receive (i) an annual incentive bonus of up to 125% of the Estalella Base Salary, based on his substantial performance as determined by the Compensation Committee (“Estalella Annual Bonus”) and (ii) restricted shares, incentive stock options and/or performance shares or combination thereof to be determined by the Compensation Committee (“Estalella Long Term Incentive”). The fixed value of the Estalella Long Term Incentive granted to Mr. Estalella shall be $695,000 for 2015, $714,000 for 2016 and $742,500 for 2017. In addition to the Estalella Long Term Incentive, Mr. Estalella shall be eligible for grants of awards available to senior executive officers of the Company under the Company’s Equity Incentive Plans as the Compensation Committee or the Board of Directors may from time to time determine.

Upon termination of employment for any reason, Mr. Estalella shall be entitled to: (A) all Estalella Base Salary earned through the date of termination; (B) any and all reasonable expenses paid or incurred by Mr. Estalella; (C) any accrued but unused vacation time through the termination date; and (D) any Estalella Annual Bonuses earned through the date of termination; and (E) all Estalella Long Term Incentives earned prior to termination. Additionally, if Mr. Estalella’s employment is terminated prior to expiration of the employment period other than for Cause (as defined in the Estalella Agreement) or Mr. Estalella terminates his employment without Good Reason (as defined in the Estalella Agreement) and other than for a Change in Control (as defined in the Estalella Agreement), Mr. Estalella shall be entitled to receive a cash amount equal to 200% of the sum of the Estalella Base Salary, Estalella Annual Bonus and Estalella Long Term Incentive earned during the year immediately preceding the date of termination.

The employment agreements also contain customary confidentiality, non-competition and non-solicitation provisions. Under the non-compete provisions, during the term of his employment agreement and for a period of six months after termination of employment, the officer is prohibited from, directly or indirectly, engaging in or becoming interested financially in, as a principal, employee, partner, contractor, shareholder, agent, manager, owner, advisor, lender, guarantor, officer or director, any business that is engaged in the nutritional supplement industry and/or related products, subject to certain exceptions for passive investments.

Additionally, the non-solicitation provisions of the employment agreements prohibit the officer from soliciting for employment any employee of the Company or any person who was an employee of the Company in the 90-day period before such solicitation. This prohibition applies during the officer’s employment with the Company and for 12 months following the termination of the officer’s employment.

Risk Assessment of Compensation Policies and Programs

In early 2015, management assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the Company and presented its assessment to our Compensation Committee. Based on its assessment, management recommended, and the Compensation Committee, concluded, that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on the Company. In connection with their review, management and the Compensation Committee noted certain key attributes of our compensation policies and programs that help to reduce the likelihood of excessive risk taking, including:

•	The program design provides a balanced mix of cash and equity compensation, fixed and variable compensation and annual and long-term incentives.

•	Corporate performance objectives are designed to be consistent with the Company’s overall business plan and strategy, as approved by the Board of Directors.

•	The determination of executive incentive awards is based on a review of a variety of indicators of performance, including both financial and non-financial goals, reducing the risk associated with any single indicator of performance.

•	Incentive payments are capped at no more than 200% of target.

•	The Company’s equity awards generally vest over four year periods.

•	The Compensation Committee has the right to exercise negative discretion over executive incentive plan payments.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

July 8, 2015

COMPENSATION COMMITTEE

/s/ Michael Doron, Chairman

Noel Thompson

William Bush

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each current director, (ii) each named executive officer, (iii) each person who we know beneficially owns more than 5% of our common stock as of June 12, 2015.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned
	Common Stock (1)
Name of Beneficial Owner	Shares	% (2)
Named Executive Officers:
Brad J. Pyatt	975,443	7.1%
Richard Estalella	370,000	2.7%
John Price	100,000	*
James J. Greenwell	162,172	1.2%
Cory J. Gregory	411,655	3.0%
Non-Employee Directors:
Ryan Drexler(3)	1,000,000	7.3%
Michael J. Doron	59,785	*
William Bush	—	*
Stacey Jenkins	—	*
Noel Thompson	—	*

Officers and Directors as a Group (ten persons):	2,079,055	21.3%

*	Represents less than one percent.
(1)	This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. A portion of the shares may be subject to vesting provisions. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights.
(2)	Percent of total voting power represents voting power with respect to 13,711,660 shares of common stock outstanding as of June 12, 2015.
(3)	Ryan Drexler is the sole member of Consac, LLC and as such has voting and investment power over the securities owned by the stockholder. These shares are included in the Beneficial Owners of More than Five Percent table below.

Beneficial Owners of More than Five Percent

The following table shows the number of shares of our common stock, as of June 12, 2015, held by persons known to us to beneficially own more than five percent of our outstanding common stock.

	Shares Beneficially Owned
	Common Stock (1)
Name of Beneficial Owner	Shares	% (2)
Wynnefield Capital (3)	1,040,000	7.6%
Consac, LLC (5)	1,000,000	7.3%
Marine MP (4)	780,000	5.7%

(1)	This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights.
(2)	Percent of total voting power represents voting power with respect to 13,711,660 shares of common stock outstanding as of June 12, 2015.
(3)	Joshua Landes and Nelson Obus may be deemed to hold an indirect beneficial interest in these shares, which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund and Wynnefield Capital, Inc. Profit Sharing Plan because they are a co-managing members of Wynnefield Capital Management, LLC and principal executive officers of Wynnefield Capital, Inc. The principal place of business for Wynnefield Capital is 450 Seventh Avenue, Suite 509, New York, New York 10123.
(4)	Arnold Schwarzenegger is the sole member of Marine MP, LLC, and as such has voting and investment power over the securities owned by the stockholder.
(5)	Ryan Drexler is the sole member of Consac, LLC, and as such has voting and investment power over the securities owned by the stockholder. These shares are included in the Non-Employee Directors portion of the Management Beneficial Ownership table on the previous page.

EQUITY COMPENSATION PLAN INFORMATION

We have one equity compensation plan that has been approved by our stockholders: the 2010 Equity Incentive Plan. The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under all of our equity compensation plans, at December 31, 2014:

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c) (1)
Equity compensation plans approved by security holders:	472	$425.00	2,623
Equity compensation plans not approved by security holders:	—	—	—

Total	472	$425.00	2,623

(1)	Reflects the 1-for-850 reverse stock split of our common stock that we affected on November 26, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.musclepharmcorp.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Independent Registered Public Accounting Firm’s qualifications and independence, and the performance of the Company’s internal audit function and the Independent Registered Public Accounting Firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2014 with the Company’s management and EKS&H LLLP, the Company’s Independent Registered Public Accounting Firm. In addition, the Audit Committee has discussed with EKS&H LLLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with EKS&H LLLP the matters required to be discussed by AICPA, Professional Standards, Vol. 1, AU Section 380 (Communication with Audit Committees), as modified or supplemented. The Audit Committee also received the written disclosures and the letter from EKS&H LLLP required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence) and the Audit Committee discussed with EKS&H LLLP the independence of EKS&H LLLP from the Company and the Company’s management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of EKS&H LLLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2015.

July 8, 2015

AUDIT COMMITTEE

/s/ William Bush, Chairman

Stacey Jenkins

Michael Doron

RELATED PARTY TRANSACTIONS

Transactions with Related Persons

In addition to the named executive officer and director compensation arrangements discussed in “Executive Compensation”, below we describe transactions since January 1, 2012, to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Consulting Agreements

On July 12, 2012, we entered into a consulting agreement with Melechdavid, Inc. (“Melechdavid”), an affiliate of Mark E. Groussman, a former director, prior to Mr. Groussman becoming a director of the Company. The consulting agreement provides that Melechdavid will provide consulting services to us related to strategic acquisitions, capital restructuring and Mr. Groussman will serve as a member of the Board of Directors. Mr. Groussman was appointed to our Board of Directors on July 19, 2012, and resigned from our board effective October 18, 2012. The consulting agreement provides that we will issue to Melechdavid shares of common stock in an amount equal to 4.2% of our outstanding common stock on a fully diluted (as-converted) basis. Further, until July 12, 2014, we are required to ensure that Melechdavid shall maintain its 4.2% fully diluted equity position. The term of the consulting agreement was 12 months.

On April 2, 2013, the Company entered into a first amendment to the Original Melechdavid Consulting Agreement with Melechdavid, effective as of March 28, 2013 (the “Melechdavid Amended Agreement”). Pursuant to the Melechdavid Amended Agreement, Melechdavid agreed to cap the shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) that it is entitled to receive under the Original Melechdavid Consulting Agreement to no more than 570,000 shares of Common Stock of the Company, after giving effect to the 1-for-850 reverse stock split of the Common Stock effected by the Company on November 26, 2012. In connection with the execution and delivery of the Melechdavid Amended Agreement, the Company issued Melechdavid an aggregate of 341,247 shares of Common Stock on March 29, 2013 and 228,753 shares of Common Stock on April 5, 2013 as full satisfaction of the Company’s obligations under the Original Melechdavid Consulting Agreement. The Company’s obligations under the Melechdavid agreement was completely satisfied as of July 12, 2013 and the agreements have not been renewed or extended.

On July 12, 2012, we entered into a consulting agreement with GRQ Consultants, Inc. (“GRQ”), an affiliate of Barry C. Honig. The consulting agreement provides that GRQ will provide consulting services to us related to banking relationships, strategic acquisitions and capital restructuring. The consulting agreement provides that we will issue to GRQ shares of common stock in an amount equal to 4.2% of our outstanding common stock on a fully diluted (as-converted) basis. Further, until July 12, 2014, we are required to ensure that GRQ shall maintain its 4.2% fully diluted equity position. The term of the consulting agreement was 12 months.

On April 2, 2013, the Company entered into a first amendment to the Original GRQ Consulting Agreement with GRQ, effective as of March 28, 2013 (the “GRQ Amended Agreement”). Pursuant to the GRQ Amended Agreement, GRQ agreed to cap the shares of the Company’s Common Stock that it is entitled to receive under the Original GRQ Consulting Agreement to no more than 420,000 shares of Common Stock of the Company, after giving effect to the 1-for-850 reverse stock split of the Common Stock effected by the Company on November 26, 2012. In connection with the execution and delivery of the GRQ Amended Agreement, the Company issued GRQ an aggregate of 305,889 shares of Common Stock on March 29, 2013 and 78,753 shares of Common Stock on April 5, 2013 as full satisfaction of the Company’s obligations under the Original GRQ Consulting Agreement. The Company had previously issued GRQ 35,359 shares of Common Stock pursuant to the Original GRQ Consulting Agreement. The Company’s obligations under the GRQ agreement was completely satisfied as of July 12, 2013 and the agreements have not been renewed or extended.

Other Agreements

On February 15, 2012, Mr. Drew Ciccarelli filed a Schedule 13G with the Securities and Exchange Commission which indicated Mr. Ciccarelli owned approximately 9.94% of the Company’s common stock at that time. Prior to such date, the Company entered into a Sportswear License Agreement with MusclePharm Sportswear LLC (“MPS”), of which Mr. Ciccarelli was the principle owner, pursuant to which the Company received $250,000 in fees. In November 2013, that agreement was terminated.

Subsequent to February 15, 2012, the Company entered in a Mutual Rescission and Release Agreement with Mr. Ciccarelli pursuant to which certain purchases of the Company’s common stock previously made by Mr. Ciccarelli were rescinded. Also subsequent to February 15, 2012, the Company entered into a Warrant Conversion Agreement with Mr. Ciccarelli pursuant to which certain outstanding warrants to purchase shares of the Company’s common stock then owned by Mr. Ciccarelli were converted into shares of the Company’s common stock.

Ryan DeLuca, the Chief Executive Officer of Bodybuilding.com, is the brother of Jeremy DeLuca, MusclePharm’s EVP, MusclePharm Brand and Global Business Development. The Company maintained a business relationship with Bodybuilding.com prior to hiring Mr. DeLuca. The Company does not offer preferential pricing of our products to Bodybuilding.com based on these relationships. Net revenue from products sales to Bodybuilding.com were $24.0 million, $29.8 million and $23.3 million for the years ended December 31, 2014, 2013 and 2012 respectively. The Company had $1.9 million and $2.0 million respectively in trade receivables with Bodybuilding.com as of December 31, 2014 and 2013. The Company purchased marketing services from Bodybuilding.com for the year ended December 31, 2014 in the amount of $1.4 million.

The Company leases office and warehouse facility in Hamilton, Ontario, Canada from 2017275 Ontario Inc., which is a company owned by Renzo Passaretti, VP and General Manager of MusclePharm Canada Enterprises Corp, the Company’s wholly owned Canadian subsidiary. For the years ended December 31, 2014, 2013 and 2012, the Company paid rent of $86,000, $75,000 and $59,000. The lease expires in March 2016.

On August 26, 2013, we entered into a Securities Purchase Agreement with BioZone Pharmaceuticals, Inc. (“Biozone”) pursuant to which we bought (i) $2,000,000 of a 10% secured convertible promissory notes and (ii) a warrant to purchase 10,000,000 shares of the Seller’s common stock, at an exercise price of $0.40 per share, for an aggregate purchase price of $2,000,000. Dr. Philip Frost, a significant investor in the Company and a member of our Scientific Advisory Board, is the Chairman and CEO of OPKO Health, Inc. (“OPKO”), and is the trustee of Frost Gamma Investments Trust (“Frost Gamma”). Each of Dr. Frost, OPKO, and Frost Gamma were significant shareholders in Biozone.

On October 16, 2013, the Company entered into an Office Lease Agreement with Frost Real Estate Holdings, LLC, a Florida limited liability company owned by Dr. Phillip Frost, a significant shareholder. Pursuant to the lease, the Company rents 1,437 square feet of office space for an initial term of three years, with an option to renew the lease for an additional three-year term. For the years ended December 31, 2014 and 2013, the Company’s incurred rent expense of $54,000 and $13,000.

For the year ended December 31, 2014, the Company purchased split dollar life insurance policies on certain key executives. These policies provide a split of 50% of the death benefit proceeds to the Company and 50% to the officer’s designated beneficiaries.

For discussion of our Youth Sports Program see Compensation of Executive Officers—Youth Sports Program.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and named executive officers. The indemnification agreements and our bylaws will require us to indemnify our directors to the fullest extent permitted by Nevada law.

Review, Approval or Ratification of Transactions with Related Parties

We intend to adopt a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. We expect the policy to provide that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Although we have not had a written policy for the review and approval of transactions with related persons, our Board of Directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including all of the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our Board of Directors. Our Board of Directors would take this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all of our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s directors and named executive officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2013 all of our named executive officers and directors filed the required reports on a timely basis under Section 16(a) of the Exchange Act, except for (i) the Amendment No. 1 to Schedule 13D filed with the SEC on October 21, 2013 for Brad Pyatt, and (ii) the Amendment No. 1 to Schedule 13D filed with the SEC on October 21, 2013 for Cory Gregory.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board of Directors has nominated the seven (7) individuals identified under “Director Nominees” below for election as directors, all of whom are currently directors of the Company. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Our Board of Directors is currently comprised of seven (7) members. Directors are elected at each annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the seven (7) nominees designated below to serve until the 2016 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.

Director Nominees

The following table sets forth certain information concerning the nominees for directors of the Company as of July 8, 2015.

Name	Age	Director Since	Position with the Company
Brad Pyatt	34	2008	Chief Executive Officer and Director
Richard Estalella	53	2013	President and Director
Ryan Drexler	44	2015	Chairman of the Board
William Bush	50	2015	Director
Michael Doron	54	2012	Director
Stacey Jenkins	41	2015	Director
Noel Thompson	34	2015	Director

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders, who are entitled to vote, present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute less than a majority.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS

The Audit Committee has selected EKS&H, an independent registered public accounting firm, to audit the consolidated financial statements of MusclePharm Corporation for the fiscal year ending December 31, 2015 and recommends that stockholders vote for ratification of such appointment. Although we are not required to submit to a vote of the stockholders the ratification of the appointment of EKS&H LLLP, the Company, the Board and the Audit Committee, as a matter of good corporate governance, have determined to ask the stockholders to ratify the appointment. If the appointment of EKS&H LLLP is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain EKS&H LLLP.

Representatives of EKS&H LLLP attended meetings of the Audit Committee of the Board including executive sessions of the Audit Committee at which no members of MusclePharm’s management are present. EKS&H LLLP has audited the Company’s financial statements for each fiscal year since the fiscal year ended December 31, 2013. Representatives of EKS&H LLLP are expected to be present at the Annual Meeting. In addition, they will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

The following is a summary of fees billed by EKS&H LLP for fiscal years ended December 31, 2014 and 2013:

	2014	2013
Audit fees (1)	$305,000	$189,000
Audit-related fees (2)	53,000	64,000
Tax fees (3)	1,000	—
All other fees (4)	25,000	3,000

Total	$384,000	$256,000

(1)	Represents the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those fiscal years.
(2)	Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees.”
(3)	Represents the aggregate fees billed for tax compliance, advice and planning.
(4)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees.”

Audit Committee Pre-Approval Policies

Before an Independent Registered Public Accounting Firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the Independent Registered Public Accounting Firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the Independent Registered Public Accounting Firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. All non-audit services provided by EKS&H LLLP during fiscal years 2014 and 2013 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of EKS&H LLLP.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EKS&H LLLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL 3

APPROVAL OF THE COMPANY’S

2015 EQUITY INCENTIVE PURCHASE PLAN (“ESOP”)

Proposal

The Company’s stockholders are being asked to approve the MusclePharm Corporation 2015 Incentive Compensation Plan (the “2015 Plan”). The Board of Directors of the Company has approved the 2015 Plan, subject to approval of the stockholders of the Company. If approved, the 2015 Plan will become effective as of the date of the 2015 annual meeting. The Board of Directors believes that the 2015 Plan is in the best interest of the stockholders of the Company and the Company, as it will help the Company to provide competitive compensation in order to attract and retain talented and creative employees, directors and consultants who can assist the Company in competing in the marketplace, delivering consistent financial performance and growing stockholder value. If approved, a total of 2,000,000 shares of Company common stock will be reserved for issuance pursuant to awards granted under the 2015 Plan.

Approval of Material Terms of the Performance Goals under Code Section 162(m)

In order to preserve our ability to deduct in full for federal income tax purposes compensation that certain of the Company’s officers may recognize in connection with performance-based awards that may be granted in the future under the 2015 Plan, the stockholders of the Company are also being asked to approve certain material terms of the performance goals for performance-based awards granted under the 2015 Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, certain types of compensation, including “qualified performance-based” compensation, are generally excluded from this limit. To enable compensation in connection with awards granted under the 2015 Plan that are contingent on the attainment of performance goals to qualify as “qualified performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the stockholders of the Company are being asked to approve the material terms of the applicable performance goals. By approving the 2015 Plan, the stockholders will be approving, among other things: (i) the eligibility requirements for participation in the 2015 Plan; (ii) the performance criteria upon which certain awards of restricted stock, restricted stock units and performance bonus awards may be based; (iii) the maximum numbers of shares subject to options, stock appreciation rights, restricted stock and restricted stock units intended to as performance-based compensation under Code Section 162(m) that may be granted to a participant in any calendar year; and (iv) the maximum dollar amount that a participant may receive upon settlement of a performance bonus award.

Key Terms of the Plan at a Glance

The following is a summary of the key provisions of the 2015 Plan, as set forth and stated herein.

Plan Term:	The 2015 Plan was adopted by the Board of Directors on April 27, 2015, subject to approval of the stockholders of the Company. If approved by the stockholders, the 2015 Plan will continue in effect until terminated by the Board of Directors.

Eligible Participants:

Employees, consultants and directors of the Company and its affiliates generally are eligible to receive non-qualified stock options, restricted stock, stock appreciation rights, restricted stock units and other share-based awards under the 2015 Plan.

Only employees of the Company or a subsidiary meeting the requirements of the Internal Revenue Code are eligible to receive “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code (ISOs) under the 2015 Plan.

Shares Available for Awards:	2,000,000 shares of common stock have been reserved for issuance pursuant to awards under the 2015 Plan, subject to adjustment in the event of certain changes in the capitalization of the Company.

Award Types

(1) Non-Qualified Stock Options and Incentive Stock Options

(2) Restricted stock

(3) Stock appreciation rights

(4) Restricted stock units

(5) Dividend equivalent right

(6) Other share-based awards

(7) Performance-based awards (intended to qualify under Internal Code Section 162(m)) payable in shares or in cash

Award Terms (Exercisability Period):	Options and Stock Appreciation Rights (SARs) have a term of not longer than 10 years. ISOs granted to ten percent owners will have a term of not longer than five years.

ISO Limits:	No more than the maximum number of shares reserved for issuance may be issued upon the exercise of ISOs granted under the 2015 Plan.

162(m) Share Limits:

Section 162(m) of the Code requires, among other things, that the maximum number of shares awarded to an individual during a specified period must be approved by the stockholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to certain specified senior executives.

Accordingly, the 2015 Plan limits awards that intended to qualify as performance-based compensation under Section 162(m) of the Code granted to an individual participant in any fiscal year to:

(1)   No more than 350,000 shares subject to all awards granted to a participant;

(2)   No more than $1,500,000 payable in cash with respect to all award granted to a participant.

Minimum Vesting:	Vesting is generally determined by the Compensation Committee within limits set forth in the 2015 Plan, except that no portion of an award may fully vest before the first anniversary of the grant date. A number of shares equal to 5% of the total number of shares reserved for issuance pursuant to awards granted under the 2015 Plan are not subject to this minimum vesting requirement.

Not Permitted:

1)    Repricing or reducing the exercise price of a share option or SAR below the per share exercise price as of the date of grant without stockholder approval.

2)    Canceling, surrendering or substituting any outstanding option or SAR in exchange for (i) the grant of a new option or SAR with a lower exercise price, or (ii) other awards or a cash payment at a time when the exercise price of the option or SAR is greater than the fair market value of a share.

3)    Adding shares back to the number of shares available for issuance when (i) shares covered by an option or SARs are tendered or withheld in payment of the exercise price or tax withholding for the exercise of the option or SAR, (ii) shares are not issued or delivered as a result of net settlement of an outstanding SAR, and (iii) shares are repurchased on the open market with the proceeds of the exercise of an option.

Summary of the Material Provisions of the 2015 Plan

The following summary of certain material features of the 2015 Plan is qualified in its entirety by reference to the 2015 Plan, which is attached to this proxy statement as Appendix A.

Purpose of 2015 Plan

The purposes of the 2015 Plan are to attract and retain the best available personnel, to provide additional incentives to employees and consultants of the Company or any of its affiliates and directors of the Company and to promote the success of the Company’s business by linking the personal interests of such employees, consultants and directors to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.

Shares Reserved for Issuance under 2015 Plan

Share Reserved. As proposed, the total number of shares of our common stock that will be authorized and available for issuance pursuant to awards granted under the 2015 Plan is 2,000,000 shares, subject to adjustment in the event of specified capitalization events of the Company.

Shares Reissuable Under 2015 Plan. To the extent that an award granted under the 2015 Plan terminates, expires, lapses for any reason, or if an award other than an option or SAR is settled in cash, any shares subject to the award will again be available for the grant of an award pursuant to the 2015 Plan.

Shares Not Reissuable Under 2015 Plan. The following shares will be deducted from the aggregate number of shares available for future awards: (i) shares covered by an option or stock appreciation right which are surrendered by a participant or withheld by the Company to satisfy the grant or exercise price or tax withholding obligation under an option or SAR; (ii) shares not issued or delivered as a result of the net settlement of an option or a SAR and (iii) shares repurchased by the Company on the open market with the proceeds of the exercise price from options.

Shares Not Counted Against Share Reserve Pool Under 2015 Plan. To the extent permitted by applicable law or any stock exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or an affiliate will not be counted against shares available for grant pursuant to the 2015 Plan. The payment of a dividend equivalent right in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2015 Plan.

Award Limits for Code Section 162(m) Awards

Under Section 162(m) of the Internal Revenue Code, no deduction is allowed in any taxable year of our company for compensation in excess of $1,000,000 paid to our chief executive officer and the three other highest compensated executive officers of our company (other than the chief financial officer). An exception to this rule applies to compensation that is paid pursuant to a plan approved by stockholders and that specifies, among other items, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under the plan during a specified period, and such options are granted with an exercise or strike price equal to at least fair market value as of the date of grant, and in the case of full value awards, the plan specifies the maximum amount of compensation that may be paid to an employee during a specified period, and the payment of such award is subject to satisfaction of specified performance objectives. For additional information regarding performance-based awards intended to comply with Section 162(m) of the Internal Revenue Code and the applicable performance goals and criteria that may be established for such awards, please refer to the discussion under the heading “Performance-Based Awards to Covered Employees,” below.

In any calendar year, the maximum number of shares with respect to one or more awards that may be granted to any one participant during the year under the 2015 Plan is 350,000 shares, subject to adjustment in the event of specified capitalization events of our company, and the maximum amount that may be paid in cash during any calendar year with respect to any award is $1,500,000. To the extent required by Section 162(m) of the Internal Revenue Code, if an option is canceled, the shares subject to the cancelled option will continue to count against the maximum number of shares with respect to which the option may be granted to a participant.

Awards

Under the 2015 Plan, the following awards may be granted: stock options (including “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code), restricted stock, stock appreciation rights, restricted stock units, other share-based awards, and stock-based and cash-based awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (all such grants are collectively referred to as “awards”).

Eligibility

Incentive stock options may be granted only to our employees and to employees of any of our subsidiaries meeting the requirements of the Internal Revenue Code. Awards other than incentive stock options may be granted to our non-employee directors and to employees of, and consultants to, the Company and any of its affiliates. As of June 12, 2015, 2 non-employee directors and 210 employees were eligible to participate in the 2015 Plan.

Administration

The 2015 Plan provides that it will be administered by our Board of Directors, unless the Board of Directors elects to delegate administration responsibilities to a committee. (In this Proxy Statement, we will refer to the Board of Directors or the committee to which administration of the 2015 Plan has been delegated as the “Committee”). Unless otherwise determined by our Board of Directors, the 2015 Plan requires that any committee to which administration responsibilities are delegated must consist solely of two or more members of our Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, a “non-employee director” satisfying the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and an “independent director” under the NASDAQ rules (or other principal securities market on which our common stock is traded). The Committee has the sole authority to grant awards and sole and exclusive discretion to interpret and administer the 2015 Plan. The Committee determines the eligible individuals who will receive grants and the precise terms of the grants (including accelerations or waivers of any restrictions, and the conditions under which such accelerated vesting or waivers occur, such as in connection with a participant’s death, subject to certain limitations in the case of performance-based awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code). The Committee has the authority to amend or modify the terms of an outstanding award, except that an amendment that materially and adversely impacts the rights under an outstanding award will required prior written consent from the participant unless the amendments is necessary or desirable to facilitate compliance with applicable law or to avoid adverse tax consequences under Section 409A of the Internal Revenue Code. The decisions of the Committee will be final and binding on all holders of awards. To the extent permitted by applicable law, our Board of Directors also may delegate to a committee of one or more members of our Board of Directors or one or more officers of our company the authority to grant or amend awards to participants other than employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, employees subject to Section 162(m) of the Internal Revenue Code, or officers or directors of our company to whom authority to grant or amend awards has been delegated.

Stock Options

The 2015 Plan authorizes the grant of incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options, which do not satisfy the requirements of Section 422 of the Code. The exercise price of stock options granted under the 2015 Plan may not be less than 100% (or higher in the case of certain incentive stock options) of the fair market value of a share of our common stock on the date of grant. While the shares are traded on an established stock exchange, “fair market value” means, as of any given date, the closing price of a share as quoted on the principal exchange on which the shares are listed for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred. As of June 12, 2015, the fair market value of a share of our common stock was $6.25. Options granted under the 2015 Plan will vest at the rate specified by the Committee, except that no portion of an option that is not granted under the Unrestricted Pool may vest prior to the first anniversary of the date of grant. The “Unrestricted Pool” is a number of shares of common stock equal to 5% of the number of shares of Common Stock reserved for issuance under the 2015 Plan. No stock option will be exercisable more than ten years after the date it is granted.

The Committee determines the methods by which the exercise price of options is paid, including the following: in cash or check, in shares, through a broker-dealer sale and remittance procedure pursuant to which the participant effects a same-day exercise of the option and sale of the purchased shares in order to cover the exercise price for the purchased shares and the applicable withholding taxes, a “net exercise” arrangement pursuant to which the number of shares issuable upon exercise of the option is reduced by a number of shares having a fair market value equal to the exercise price and tax withholding. In addition, the Committee may provide financial assistance to a participant who wishes to exercise his or her outstanding options, provided that the participant is not an executive officer or member of the Board of Directors, by allowing the participant to deliver an interest-bearing full recourse promissory note or through a third-party loan guaranteed by the Company in the amount of the exercise price and any associated withholding taxes.

Restricted Stock Awards

An award of restricted stock is a direct grant of common stock, subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote the underlying shares or the right to receive dividends with respect to the underlying shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the award or thereafter, except that no award of restricted stock that is not granted under the Unrestricted Pool may vest prior to the first anniversary of the grant date. Generally, any shares subject to restrictions are forfeited upon termination of employment. The price, if any, that participants are required to pay for each share of restricted stock will be set by the Committee and will be paid in a form approved by the Committee, which may be cash, services rendered or to be rendered to our company or an affiliate of our company, or in another form of payment. To the extent that any dividends are payable with respect to a restricted stock award that vests based on the attainment of performance conditions, the dividends will not be paid unless the underlying award vests.

An option may not be exercised for a fraction of a shares. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares subject to an option, notwithstanding the exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except in the case of a capitalization event of the Company as provided under the 2015 Plan.

If a participant ceases to provide services to the Company or any affiliate, the participant may exercise his or her option within such period of time as is specified in the award agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the award agreement). Unless otherwise provided by the Committee, if on the date of termination the participant is not vested as to his or her entire option, the unvested portion of the option will be forfeited and the shares covered by the unvested portion of the option will revert to the Plan. If after termination of service the participant does not exercise his or her option within the time specified by the Committee, the option will terminate, and the shares covered by such option will revert to the Plan.

Stock Appreciation Rights

Stock appreciation rights, or “SARs,” typically provide for payments to the holder based upon increases in the price of our shares from the date the SAR was granted to the date that the right is exercised. The Committee will generally determine when the SAR will vest and become exercisable, except that no portion of a SAR that is not granted under the Unrestricted Pool may vest prior to the first anniversary of the grant date. The grant price of a SAR may not be less than the fair market value of a share on the date of grant of the SAR. The Committee determines the term of a SAR, but no SAR will be exercisable more than ten years after the date it is granted.

Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares subject to a SAR, notwithstanding the exercise of the SAR. No adjustments will be made for a dividend or other right for which the record date is prior to the date the shares issued, except in the case of a capitalization event as provided under the terms of the 2015 Plan. The Committee may elect to settle exercised SARs in cash, in shares, or in a combination of cash and shares. Until the shares are issued, no right to vote or receive dividends Upon termination of a participant’s employment (other than by reason of death or retirement), a SAR will generally be subject to the same conditions as apply to stock options.

Restricted Stock Unit

Restricted stock units are denominated in unit equivalent of shares and are typically awarded to participants without payment of consideration. Restricted stock units may be subject to vesting conditions based upon the passage of time or the attainment of performance-based conditions as determined in the discretion of the Committee, except that no portion of an award of restricted stock units that is not granted under the Unrestricted Pool may vest before the first anniversary of the grant date. Except as otherwise determined by the Committee at the time of the grant of the award or thereafter, any restricted stock units that are not vested as of the date of the participant’s termination of service will be forfeited. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested. In addition, recipients of restricted stock units generally have no voting or dividend rights until the vesting conditions are satisfied and the underlying shares are issued. Restricted stock units may be settled in shares, cash or a combination of both. On the vesting date (or such later date as determined by the Committee and set forth in the agreement evidencing the award), the participant will be issued one unrestricted, fully transferable share for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a restricted stock unit may be made in cash (in an amount reflecting the fair market value of shares that would have been issued) or any combination of cash and shares, as determined by the Committee, in its sole discretion. The Committee may authorize dividend equivalents to be paid on outstanding restricted stock units. If dividend equivalents are authorized to be paid, they may be paid in cash or shares at the time dividends are declared on the shares or at the time the awards vest, in the discretion of the Committee. To the extent that any dividend equivalents are payable with respect to restricted stock units that vest based on the attainment of performance conditions, the dividend equivalents will not be paid unless the underlying award vests.

Other Share-Based Awards

The Committee is authorized under the 2015 Plan to make any other award that is not inconsistent with the provisions of the 2015 Plan and that by its terms involves or might involve the issuance of shares, or of a right vesting based on the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or the issuance of any other security with the value derived from the value of the shares. The Committee may elect to settle these awards in cash, in shares, or in a combination of cash and shares. The Committee may establish the exercise price, if any, of any other share-based awards granted under the Plan, except that the exercise price may not be less than the higher of (i) the fair market value of a share on the date of grant for an award that is intended to be exempt from Section 409A of the Internal Revenue Code or (ii) the par value of a share on the date of grant, unless otherwise permitted by applicable law. To the extent that any dividend equivalents are payable with respect to a share-based award that is a full value award that vests based on the attainment of performance conditions, the dividend equivalents will not be paid unless the underlying award vests.

Performance-Based Awards to Covered Employees

Performance-based awards include awards other than options or SARs which comply with IRS requirements under Section 162(m) of the Internal Revenue Code for performance-based compensation. The Committee may designate employees as “covered employees” (our chief executive officer and our three other highest compensated executive officers other than our chief financial officer) whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Committee may grant to such covered employees awards that are paid, vest or become exercisable upon the attainment of company performance goals which are related to one or more of the following performance criteria as applicable to us or any of our affiliates, divisions or operating business units, or the performance of an individual, any of which performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index: earnings per share, whether in total or from continuing operations; income; net income (either before or after taxes, amortization, interest and/or depreciation); operating income (either before or after restructuring and amortization charges); sales or revenue; gross or net profit margin; return on operating assets or net assets; return on stockholders’ equity; return on capital; return on sales; economic value added; stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth) or earnings; net earnings (either before or after interest, taxes, depreciation and amortization or either before or after interest, taxes and amortization); operating earnings; cash flow (including, without limitation, operating cash flow and free cash flow); cash flow return on capital; productivity; expense; operating efficiency; customer satisfaction; working capital; price per share; market share; new products; customer penetration; technology and risk management.

At the time of grant, the Committee may specify one or more objectively determinable adjustments permitted under the 2015 Plan that may be made to one or more of the performance goals.

Transferability of Awards

Except as otherwise provided by the Committee, no award granted under the 2015 Plan may be assigned, transferred, or otherwise disposed of by a participant other than by will or the laws of descent and distribution or, with respect to awards other than incentive stock options, under the terms and conditions as determined by the Committee and consistent with securities offerings registered on a Form S-8. The Committee by express provision in the award agreement may permit an award (other than an incentive stock option) to be transferred to certain family members of the participant, to a trust for the benefit of the participant or certain family member of the participant, to a partnership, limited liability company or corporation in which the participant or certain family member of the participant are the only partners, members or shareholders, or for charitable donations; provided that the assignee is bound by and subject to all of the terms and conditions of the 2015 Plan and the award agreement relating to the transferred award, and will execute an agreement satisfactory to our company evidencing the obligations.

Changes in Control

Except as may otherwise be provided in an agreement evidencing an award or other agreement, in the event of a change in control of our company, each award outstanding under the 2015 Plan will immediately vest, unless the award is converted, assumed, substituted or replaced by the successor corporation, and following the change in control, the awards will immediately terminate. The Committee may also provide at any time that an award will automatically accelerate in connection with a change in control, regardless of whether it is assumed or not. Where awards are assumed, substituted or otherwise continued after a change in control of our company, the Committee may provide that one or more awards will automatically accelerated upon an involuntary termination of the participant’s employment or service within a designated period following the effective date of a change of control. “Change in control” has a special meaning that is defined in the 2015 Plan.

Adjustments Upon Changes in Capitalization

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of assets to our stockholders or any other change in capitalization affecting our shares other than certain equity restructurings identified in the 2015 Plan, the Committee has discretion to make appropriate adjustments in the number and type of shares subject to the 2015 Plan, the terms and conditions of any award outstanding under the 2015 Plan, and the grant or exercise price of any such award. In the case of certain equity restructurings as specified in the 2015 Plan, the number and type of securities subject to each outstanding award and the grant or exercise price will be adjusted without any discretion on the part of the Committee.

Amendment and Termination of Plan

With the approval of our Board of Directors, at any time and from time to time, the may terminate, amend or modify the 2015 Plan, except that the Board may not, without prior stockholder approval, amend the 2015 Plan in any manner that would require stockholder approval to comply with any applicable laws, rules or regulations, including increasing the number of shares available under the 2015 Plan (other than any adjustment), or permitting the Board to extend the exercise period for an option beyond ten years from the date of grant. Except as may be required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code or as may be required or desirable to facilitate compliance with applicable law, no termination, amendment or modification of the 2015 Plan may adversely affect in any material way any award granted under the 2015 Plan without the consent of the participant.

Furthermore, absent approval of our stockholders, no option or SAR may be amended to reduce the exercise price or grant price of the shares subject to such option or SAR and (except as permitted under the provisions of the 2015 Plan dealing with certain capitalization adjustments and change in control) no option or SAR may be cancelled in exchange for the grant of an option or SAR having a lower per share exercise price or for a cash payment or another award at a time when the option or SAR has a per share exercise price that is higher than the fair market value of the shares.

Clawback/Recovery

Awards are subject to recoupment under any clawback that the Company is required to adopt under stock exchange rules or as otherwise required by the Dodd-Frank Act or other applicable law. The Company may also impose other recoupment provisions as the Administrator may determine are necessary or appropriate.

Plan Term

The 2015 Plan will continue in effect until terminated by our Board of Directors, but no incentive stock options may be granted under the 2015 Plan after the tenth anniversary of the date the amendments to the 2015 Plan were approved by our Board of Directors. Any awards that are outstanding at the time the 2015 Plan terminates will remain in force according to the terms of the 2015 Plan and the applicable agreement evidencing the award.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences applicable to equity awards under the 2015 Plan based on current U.S. federal income tax laws. The 2015 Plan is not qualified under Section 401(a) of the Internal Revenue Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to our company. The provisions of the Internal Revenue Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options. With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and we are entitled to a tax deduction in the same amount (subject to the restrictions on deductibility described under “Section 162(m) Limitation” below); and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. If the options are exercised and the shares acquired are sold on the same date, generally, the difference between the option exercise price paid for the shares and the sale price is recognized as ordinary income and no capital gain or loss is reported. If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a nonqualified stock option.

Incentive Stock Options. The grant of an incentive stock option under the 2015 Plan will not result in any federal income tax consequences to the participant or to our company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of common stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of these holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (A) the difference between the amount realized on the disposition and the exercise price or (B) the difference between the fair market value of the common stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the common stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. The alternative minimum tax will not apply with respect to incentive stock options if the participant sells the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Upon exercise of a SAR, the participant will recognize ordinary income (treated as compensation) in an amount equal to the difference between the aggregate fair market value of the shares with respect to the number of shares that the SAR is exercised over the aggregate exercise price for such shares subject to the SAR. . We generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income (subject to the limits of Section 162(m) of the Internal Revenue Code). If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a SAR.

Restricted Stock. In the absence of a Section 83(b) election (as described below), a participant who receives restricted stock will recognize no income at the time of grant. When the restrictions lapse, a participant will recognize ordinary income (treated as compensation) equal to the fair market value of the stock when the restrictions lapse over the amount paid (if any) for the stock. As the restrictions applicable to a grant of restricted stock lapse (for example, if the restrictions on 20% of a grant lapse on each anniversary of the grant date), the participant will include the applicable portion of the shares that vests as ordinary income (treated as compensation). The participant’s basis in the common stock is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss (depending on the time the common stock is held after the restrictions end). We generally will be entitled to a deduction equal to the fair market value of the common stock when it is included in the participant’s income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on common stock that remains subject to restrictions (in each case subject to the limits of Section 162(m) of the Internal Revenue Code).

If a Section 83(b) election is made within 30 days of the grant of the award, the participant must recognize the fair market value of the restricted stock on the date of grant as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted stock is granted. We generally would be entitled to a corresponding business expense deduction for the grant, but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) we paid the participant for the restricted stock at the time it is forfeited.

If required, income tax must be withheld from the participant on the income recognized by the participant at the time the restrictions on the restricted stock lapse (or grant of the restricted stock, in the event the participant makes a Section 83(b) election).

Restricted Stock Units. A participant will not recognize any income at the time a restricted stock unit is granted, nor will we be entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the restricted stock unit is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Performance-Based Awards. A participant will generally not recognize income at the time an award based on achievement of performance objectives is granted, nor will we be entitled to a deduction at that time. When payment on the performance award is made, the participant generally will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the award is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Dividend Equivalents. A recipient of dividend equivalents generally will recognize ordinary income at the time the dividend equivalent is paid. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Section 162(m) Limitation. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Internal Revenue Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards, such as performance-based restricted stock and restricted stock units granted under the 2015 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 2015 Plan in such a manner that the Committee may grant stock options, SARs and performance and incentive awards granted under the 2015 Plan in a manner that remuneration attributable to such awards will not be subject to the $1 million limitation.

Section 409A. Section 409A of the Code impose certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Certain awards under the 2015 Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the 2015 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan Benefits

The number of awards that may be made in the future to eligible participants under the 2015 Plan is at the discretion of the Committee and therefore cannot be determined in advance.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2015 Equity Incentive Purchase Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2015 INCENTIVE COMPENSATION PLAN.

PROPOSAL 4

PROPOSAL TO APPROVE

THE MUSCLEPHARM CORPORATION 2015 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

Proposal

The Company’s stockholders are being asked to approve the MusclePharm Corporation 2015 Employee Stock Purchase Plan (the “ESPP”). The Board of Directors of the Company has approved the ESPP, subject to approval of the stockholders of the Company. If approved, the ESPP will become effective immediately. The Board believes that the ESPP is in the best interest of the stockholders and the Company because it provides a broad-based plan to employees to become long-term stockholders through the purchase of shares of the Company’s common stock on favorable terms through payroll deductions.

The Board of Directors believes that the ability to offer this type of program is an important recruiting and retention tool for the Company to attract, retain and reward the talented employees and officers needed for our success. In addition, the ESPP encourages stock ownership by employees and aligns the interests of employees and stockholders. If approved by the stockholders, a total of 1,500,000 shares of Company common stock will be made available for purchase under the ESPP. The total number of shares of Company common stock available for purchase under the ESPP should provide sufficient shares to meet expected purchases under the ESPP over the next three years, depending on the Company’s share price and the level of enrollment in the ESPP.

Summary of Material Provisions of the ESPP

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. For purposes of this Proxy Statement, “Committee” means the Compensation Committee of our Board of Director or such other committee of the Board appointed by the Board.

Purpose of the ESPP

The purpose of the ESPP is to provide an opportunity for eligible employees of the Company and any subsidiary or affiliate of the Company that has been designated by the Board to participate in the ESPP (a “Designated Company”) to purchase the Company’s common stock at a discount through voluntary contributions from employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders.

The rights to purchase common stock granted under the ESPP are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Internal Revenue Code (i.e., a 423 Offering), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the terms and conditions of Section 423 of the Internal Revenue Code (i.e., a Non-423 Offering). The Company will retain the discretion to grant purchase rights under either a 423 Offering or a Non-423 Offering.

Stock Subject to Plan and Adjustments upon Changes in Stock

A total of 1,500,000 shares of the Company’s common stock will be authorized and reserved for issuance under the ESPP. Such shares may be authorized but unissued Company common stock, treasury shares or common stock purchased on the open market.

In the event of any change affecting the number, class, or terms of the shares of Company common stock by reason of stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a subsidiary or affiliate, combination of shares, exchange of shares, stock rights offering, or other similar event, or any distribution to the holders of shares of common stock other than a regular cash dividend, then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust the number and class of common stock that may be delivered under the ESPP, the purchase price per share and the number of shares of common stock covered by each right under the ESPP that has not yet been exercised.

Administration

The ESPP will be administered by the Committee. The Committee may delegate some of its authority to a subcommittee or other persons or groups of persons to assist with the day-to-day administration of the ESPP. The Committee will have, among other authority, the authority to interpret the ESPP and, for purchase rights granted under the 423 Offering, to adopt such rules and regulations for administering the ESPP as it may deem necessary to comply with the requirements of Section 423 of the Internal Revenue Code.

Eligibility

Generally, any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes, is eligible to participate in the ESPP. However, the Committee, in its discretion may determine on a uniform basis for an offering that employees shall not be eligible to participate if they: (i) have not completed at least two (2) years of service since their last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily work not more than twenty (20) hours per week, (iii) customarily work not more than five (5) months per calendar year, (iv) are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) are highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or are officers subject to the disclosure requirements of Section 16(a) of the Exchange Act. As of June 12, 2015, 212 employees were eligible to participate in the ESPP.

No employee is eligible for the grant of any rights under the ESPP if, immediately after such grant, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted purchase rights to buy more than $25,000 worth of Company common stock (such limit to be determined based on the fair market value of the common stock on the date the purchase rights are granted) under the ESPP in any calendar year such rights are outstanding.

Eligible employees who are citizens or resident of a jurisdiction outside the U.S. may be excluded from participation in the ESPP if their participation is prohibited under local laws or if complying with local laws would cause a 423 Offering to fail to qualify under Section 423 of the Code. In the case of a Non-423 Offering, an eligible employee may be excluded from participation in the ESPP or an offering if the Committee has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offering Periods

The ESPP will be implemented by consecutive offering periods with a new offering period commencing on the first trading day of the relevant offering period and terminating on the last trading day of the relevant offering period. Unless and until the Committee determines otherwise in its discretion, each offering period will consist of four (4) different successive six (6)-month purchase periods. Unless otherwise provided by the Committee, purchase periods will run from the first trading day of September through the last trading day of February and from the first trading day of March through the last trading day of August. The Committee will have the authority to establish additional or alternative sequential or overlapping offering periods, a different number of purchase periods within an offering period, or a different duration of offering periods with respect to future offerings, provided that no offering period may have a duration that exceeds 27 months. If the fair market value of the common stock on a purchase date is less than or equal to the fair market value of the common stock on the first trading of the related offering period, then that offering period will terminate immediately and the participants in such terminated offering period will be automatically enrolled in a new offering period beginning on the first trading day of such new purchase period. The new offering period will have a duration of twenty-four months, unless a shorter or longer duration is established by the Committee within thirty calendar days following the start date of the new offering period.

Payroll Deductions

Except as otherwise provided by the Committee, up to a maximum of 15% of a participant’s “eligible pay” (which includes salary or wages (including 13th/14th month payments or similar concepts outside the United States), cash bonuses, including any portion of such amounts voluntarily deferred or reduced by an eligible employee under any employee benefit plan or under any executive deferral plan of the Company, provided such amounts would not otherwise have been excluded had they not been deferred) may be contributed by payroll deductions toward the purchase price of the shares during each purchase interval within an offering period or if payroll deductions are not permitted under applicable local law, such other method of contribution as specified by the Committee under a Non-423 Offering. A participant may elect to increase or decrease the rate of such contributions during any subsequent enrollment period by submitting the appropriate form online through the Company’s designated plan broker or to the Committee. During a purchase period, a participant may reduce his or her contribution rate to become effective as soon as possible after completing an amended enrollment form. The participant may not effect more than one such reduction per purchase period. The participant may, at any time prior to the 10th business day preceding the commencement of the subsequent purchase period within an offering period, increase the rate of contribution by completing an amended enrollment form. The new rate will become effective on the first purchase period following the completion of such form. All payroll deductions collected from a participant are credited to his or her account under the ESPP and deposited with the Company’s general funds, unless otherwise required under applicable local law.

Purchase Price.

The purchase price per share at which shares of Company common stock are sold in an offering period under the ESPP will be equal to the lesser of 85% of the fair market value (as defined in the ESPP) of the shares of common stock (i) on the first trading day of the offering period, or (ii) on the purchase date (i.e., the last trading date of the purchase period). The Committee has the authority to establish a different purchase price for any 423 Offering or Non-423 Offering, provided that the purchase price applicable to a 423 Offering complies with the provisions of Section 423 of the Internal Revenue Code. As of June 12, 2015, the fair market value of a share was $6.25.

Purchase of Stock

Each purchase right will be automatically exercised on the applicable purchase date within the offering period, and shares of Company common stock will be purchased on behalf of each participant by applying the participant’s contributions for the offering ending on the purchase date to the purchase of whole shares at the purchase price in effect for that purchase date.

The maximum number of shares purchasable per participant during any single offering period may not exceed 10,000 shares, subject to adjustments in the event of certain changes in our capitalization.

Any payroll deductions not applied to the purchase of shares of common stock on any purchase date because they are not sufficient to purchase a whole share or because of the limitations imposed under the ESPP on the number of shares that may be purchased under the ESPP will be carried over to the next purchase period, except that if the purchase date is for the last purchase period in an offering period, any remaining amounts will be refunded to the participant without interest as soon as practicable.

Transferability

Rights granted under the ESPP are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Withdrawals

A participant may withdraw from an offering by submitting the appropriate form online through the Company’s designated plan broker or to the Committee. A notice of withdrawal must be received by the last day of the month immediately preceding the month of the purchase date in order for such withdrawal to be effective during the current offering period. Upon receipt of such notice, automatic deductions of contributions on behalf of the participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such participant may not again be eligible to participate in the ESPP until the next enrollment period. Amounts credited to the contribution account of any participant who withdraws by the last day of the month immediately preceding the month of the purchase date will be refunded, without interest, as soon as practicable.

Termination of Employment

Upon a participant ceasing to be an eligible employee for any reason prior to a purchase date, contributions for such participant will be discontinued and any amounts then credited to the participant’s contribution account shall be refunded, without interest, as soon as practicable, except as otherwise provided by the Committee.

Subject to the discretion of the Committee, if a participant is granted a paid leave of absence, payroll deductions on behalf of the participant will continue and any amounts credited to the participant’s contribution account may be used to purchase shares as provided under the ESPP. If a participant is granted an unpaid leave of absence, payroll deductions on behalf of the participant will be discontinued and no other contributions will be permitted (unless otherwise determined by the Committee or required by applicable law), but any amounts then credited to the participant’s contribution account may be used to purchase shares on the next applicable purchase date. Where the period of leave exceeds three (3) months and the participant’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

A participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the ESPP or an offering; however, if a participant transfers from a 423 Offering to a Non-423 Offering, the exercise of the right will be qualified under the 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a participant transfers from a Non-423 Offering to a 423 Offering, the exercise of the right will remain non-qualified under the Non-Section 423 Offering.

Change in Control

In the event of a “Change in Control” (as defined in the ESPP), each outstanding right to purchase shares will be equitably adjusted and assumed for an equivalent right to purchase shares substituted by the successor company. In the event that the successor corporation refuses to assume or substitute for the purchase right, or the successor corporation is not a publicly traded corporation, the offering period then in progress will be shortened by setting a new purchase date and will end on the new purchase date. The new purchase date will be before the date of the Company’s proposed Change in Control. The Committee will notify each participant in writing, at least ten (10) trading days prior to the new purchase date, that the purchase date for the participant’s purchase right has been changed to the new purchase date and that shares will be purchased automatically for the participant on the new purchase date, unless prior to such date the participant has withdrawn from the offering period.

Amendment and Termination of Plan

The Board or the Committee may amend the ESPP at any time, provided that, if stockholder approval is required pursuant to the Internal Revenue Code, securities laws or regulations, or the rules or regulations of the securities exchange on which the common stock is listed or traded, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the ESPP or discontinue the ESPP at any time, including shortening an offering period in connection with a spin-off or similar corporate event. Upon termination of the ESPP, all contributions will cease and all amounts then credited to a participant’s account will be equitably applied to the purchase of whole shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to the participants.

U.S. Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of rights under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of rights under the ESPP. Nothing in this Proxy Statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

423 Offering

Rights to purchase shares granted under the 423 Offering are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the stock purchase right grant date (i.e., the beginning of the offering period or, if later, the date the participant entered the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the stock purchased under the ESPP is sold (or otherwise disposed of) more than two years after the stock purchase right grant date and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the stock as of the first date of the offering period over the purchase price (determined as of the first date of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

Non-423 Offering

If the purchase right is granted under the Non-423 Offering, then the amount equal to the difference between the fair market value of the stock on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participants, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in the Non-423 Offering.

New Plan Benefits

As of the date of this Proxy Statement, no officer has been granted any rights under the proposed ESPP. Accordingly, the benefits to be received pursuant to the ESPP by the Company’s officers and employees are not determinable at this time.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting with be required to approve the 2015 Employee Stock Purchase Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2015 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

Our executive officer compensation program is designed to attract and retain talented and qualified senior executives to manage and lead our Company and to motivate them to pursue and meet our corporate objectives. Under this program, our named executive officers are rewarded for individual and collective contributions to our success consistent with our “pay for performance” orientation. Furthermore, the executive officer total compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives. Additional details about our executive compensation programs are described under the section titled “Compensation Discussion and Analysis.”

Our Compensation Committee regularly reviews the executive officer compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis,

the Summary Compensation Table and the other related tables and disclosure.”

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the compensation of the named executive officers as disclosed in this proxy statement.

The “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 6

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also holding a non-binding advisory vote by stockholders on the frequency with which stockholders would have an opportunity to hold a non-binding advisory vote on our executive compensation program. We have included this proposal among the items to be considered at the annual meeting pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. We recommend that our stockholders select “One Year” when voting on the frequency.

After careful consideration, the Board believes that holding an advisory vote annually on executive compensation is currently the most appropriate alternative for the Company. We therefore recommend that our stockholders select “One Year” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of future advisory votes on executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory note on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the advisory vote on the frequency of the advisory vote on the compensation of the named executive officers as disclosed in this proxy statement.

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, the Board of Directors, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING FUTURE ADVISORY VOTES REGARDING COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY ONE YEAR.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Annual Report on Form 10-K and proxy statement, if they have elected to receive proxy materials by mail. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder that has requested to receive proxy materials by mail and you have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report on Form 10-K and proxy statement for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Financial Solutions, Inc., at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Annual Report on Form 10-K and proxy statement mailed to you, please call Investor Relations at (301) 279-5980, send an e-mail request to investors@musclepharm.com, or write to c/o Investor Relations, MusclePharm Corporation, 4721 Ironton Street, Building A, Denver, CO 80239 and we will promptly deliver the requested copy.

Registered stockholders that have requested to receive proxy materials by mail and have not consented to householding will continue to receive copies of our Annual Reports on Form 10-K and our proxy statements for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of the Annual Reports on Form 10-K and proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Streetname Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, are available free of charge on our website at www.musclepharmcorp.com or you can request a copy free of charge by calling Investor Relations at 301-279-5980 or sending an e-mail request to investors@musclepharm.com. Please include your contact information with the request.

By Order of the Board of Directors

MusclePharm Corporation.

Sincerely,

/s/ Kalina Pagano

Kalina Pagano

Corporate Secretary

Denver, Colorado

July 8, 2015

Appendix A

MUSCLEPHARM CORPORATION

2015 EQUITY INCENTIVE COMPENSATION PLAN (“ESOP”)

(Adopted by the Board of Directors on April 27, 2015, and

For Approval by the Stockholders of the Company on August 26, 2015)

ARTICLE 1. PURPOSES OF THE PLAN

The purposes of the MusclePharm Corporation 2015 Incentive Compensation Plan, as amended from time to time (the “Plan”), are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business by linking the personal interests of the Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.

ARTICLE 2. DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

2.2 “Applicable Laws” means the requirements relating to the administration of equity-based and cash-based awards, as applicable, and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities or exchange control laws of any non-US country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means an Option, an award of Restricted Stock, a Stock Appreciation Right, an award of Restricted Stock Units, an Other Share-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.4 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of the Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or;

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. All references herein to specific sections of the Code shall include any successor provisions of the Code or corresponding sections of any future U.S. federal tax code.

2.8 “Committee” means the committee of the Board appointed or described in Article 13 to administer the Plan.

2.9 “Common Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 12.

2.10 “Company” means MusclePharm Corporation, a Nevada corporation.

2.11 “Consultant” means any consultant or advisor if: (a) the consultant or advisor renders bona-fide services to the Company or any Affiliate; (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or advisor is a natural person.

2.12 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Director” means a member of the Board.

2.14 “Disability” means that the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides Service regardless of whether the Participant is covered by such policy. If the Company or the Affiliate to which the Participant provides Service does not have a long-term disability policy, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code.

2.15 “Dividend Equivalent Right” means a right to receive the equivalent value of dividends paid on the Shares with respect to Shares underlying Restricted Stock Units or an Other Share-Based Award that is a Full Value Award prior to vesting of the Award. Such Dividend Equivalent Rights shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Committee.

2.16 “Effective Date” means the date that the stockholders approved the Plan.

2.17 “Eligible Individual” means any natural person who is an Employee, a Consultant or a Director, as determined by the Committee.

2.18 “Employee” means a full-time or part-time employee of the Company or any Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation, administrative determination or otherwise. Neither services as a Director nor payment of a director’s fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or an Affiliate.

2.19 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per-share value of the Shares underlying outstanding Awards.

2.20 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.21 “Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in The Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.21, the fair market value established by the Committee acting in good faith, under a reasonable methodology and reasonable application in compliance with Section 409A of the Code to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A of the Code.

2.22 “Full Value Award” means any Award other than an (i) Option, (ii) Stock Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.

2.23 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.24 “Non-Employee Director” means a Director of the Company who is not an Employee.

2.25 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.26 “Option” means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27 “Other Share-Based Award” shall mean an Award granted pursuant to Article 9.

2.28 “Participant” means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.29 “Performance-Based Award” means an Award granted pursuant to Article 10.

2.30 “Performance Bonus Award” means an Award granted pursuant to Section 10.4.

2.31 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: earnings per Share, whether in total or from continuing operations, income, net income (either before or after taxes, amortization, interest and/or depreciation), operating income (either before or after restructuring and amortization charges), sales or revenue, gross or net profit margin, return on operating assets or net assets, return on stockholders’ equity, return on capital, return on sales, economic value added, stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), or earnings or net earnings (either before or after interest, taxes, depreciation and amortization or either before or after interest, taxes and amortization), operating earnings, cash flow (including, without limitation, operating cash flow and free cash flow), cash flow return on capital, productivity, expense, operating efficiency, customer satisfaction, working capital, price per Share, market share, new products, customer penetration, technology and risk management, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index. The Committee shall define objectively the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.32 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate, the performance of a division or a business unit of the Company or an Affiliate, or the performance of an individual. The Committee, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in Applicable Laws, regulations, accounting principles, or business conditions.

2.33 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.34 “Permitted Assignee” means any of the family members of a Participant listed in Section 11.4 to whom a Participant may assign or transfer an Award (other than an Incentive Stock Option) without consideration.

2.35 “Plan” means this MusclePharm Corporation Incentive Compensation Plan, as it may be amended from time to time.

2.36 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37 “Restricted Stock” means Shares awarded to a Participant pursuant to Article 6 that are subject to certain restrictions and may be subject to risk of forfeiture.

2.38 “Restricted Stock Unit” means an Award granted pursuant to Article 8 that shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.39 “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.40 “Service” means service as an Employee, Consultant or Non-Employee Director. Except as otherwise determined by the Committee in its sole discretion, a Participant’s Service terminates when the Participant ceases to provide active services to the Company or an Affiliate and shall not be extended by any notice period mandated under applicable employment laws or the terms of the Participant’s employment or service contract, if any. The Company determines which leaves shall count toward Service and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Company, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Services to the Company or an Affiliate, or a transfer between entities (i.e., the Company or any Affiliates), provided that there is no interruption or other termination of Service in connection with the Participant’s change in capacity or transfer between entities. Notwithstanding the foregoing, Service does not terminate when an Employee goes on a bona-fide leave of absence that was approved by the Company in writing. However, for purposes of determining whether an Option is entitled to Incentive Stock Option status, an Employee’s Service shall be treated as terminated 90 days after such Employee goes on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.

2.41 “Share” means a share of Common Stock.

2.42 “Share Payment” means (a) a payment in the form of Shares, or (b) an option or other right to purchase or acquire Shares, as part of any bonus, deferred compensation or other arrangement granted pursuant to Section 9.1(b) hereof.

2.43 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the exercise price of the SAR, as set forth in the applicable Award Agreement.

2.44 “Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the United States (including, without limitation, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes and any other taxes required by law to be withheld and any employer tax liability for which the Participant is liable.

2.45 “Unrestricted Pool” means a number of Shares equal to 5% of the total number of Shares available for issuance under the Plan pursuant to Section 3.1 hereof.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article 12 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 2,000,000 Shares. All of the Shares reserved for issuance hereunder may be issued pursuant to the exercise of Incentive Stock Options.

(a) Shares Reissuable Under Plan. To the extent that an Award terminates, expires, lapses for any reason, or if a Full Value Award is settled in cash, any Shares subject to such Award shall again be available for the grant of an Award pursuant to the Plan. Notwithstanding the provisions of this Section 3.1, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.

(b) Shares Not Reissuable under Plan. Notwithstanding the foregoing, the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3.1 hereof and shall not be returned to the Plan: (i) Shares covered by an Option or Stock Appreciation Right which are surrendered in payment of the Award exercise or purchase price or in satisfaction of obligations for Tax-Related Items incident to the exercise of an Option or Stock Appreciation Right; (ii) Shares that are not issued or delivered as a result of the net-settlement of an outstanding Option or Stock Appreciation Right; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an Option.

(c) Shares Not Counted Against Share Pool Reserve. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or an Affiliate shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by Applicable Law, in the event that a company acquired by (or combined with) the Company or an Affiliate has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the stockholders of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate in existence prior to such acquisition or combination. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market, subject to Section 3.1(b)(iii) hereof.

3.3 Limitation on Number of Shares Subject to and Amounts payable under Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, where it is intended to comply with Section 162(m) of the Code, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 350,000 Shares and the maximum amount that may be paid in cash during any calendar year with respect to any Award (including, without limitation, any Performance Bonus Award) shall be $1,500,000. To the extent required by Section 162(m) of the Code or the U.S. Department of Treasury regulations promulgated thereunder, in applying the foregoing limitations with respect to a Participant, if any Option or SAR is cancelled, the cancelled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option (or in the case of a SAR, the reduction of the base amount on which the stock appreciation is calculated in order to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan. An Eligible Individual who is subject to taxation in the U.S. and who is providing Service to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of the U.S. Department of Treasury regulations promulgated under Section 409A of the Code.

4.2 Participation. Subject to the provisions of the Plan, the Committee, from time to time, may select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.

ARTICLE 5. STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:

(a) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.2(c) hereof, the per-Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten (10) years. Subject to Section 11.3, the Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, including the following methods: (i) cash or check; (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date or surrender of attestation equal to the aggregate exercise price of the Shares as to which the Award is to be exercised; (iii) promissory note from a Participant to the Company or a third-party loan guaranteed by the Company (in either case, with such loan bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code); (iv) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (v) other property acceptable to the Committee; or (vi) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the exercise price available to Participants. The Committee also shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.1 of the Plan.

(ii) Termination of Participant’s Service. If a Participant ceases to provide Services to the Company or any Affiliate, including, as a result of the Participant’s termination of Service as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Committee, if on the date of termination the Participant is not vested as to his or her entire Option, the unvested portion of the Option shall be forfeited and the Shares covered by the unvested portion of the Option shall revert to the Plan. If after termination of Service the Participant does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option will revert to the Plan. To the extent the Option is exercisable following a Participant’s death, the Option may be exercised by such persons as may be specified in the Award Agreement, which may include any of the following: (i) the Participant’s designated beneficiary, provided that such designation is permitted under Applicable Laws and that such beneficiary has been designated before the Participant’s death in a form acceptable to the Company; (ii) the Participant’s legal representative or representatives; (iii) the person or persons entitled to do so pursuant to the Participant’s last will and testament; or (iv) if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any “subsidiary corporation,” as defined in Section 424(f) of the Code and any applicable U.S. Department of Treasury regulations promulgated thereunder, of the Company, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten (10) years from the date of grant, unless an earlier time is set in the Award Agreement;

(ii) Three (3) months after the Participant’s termination of Service; and

(iii) One (1) year after the date of the Participant’s termination of Service on account of death or Disability (within the meaning of Section 22(e)(3) of the Code).

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of

Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five (5) years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such Shares to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6. RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Eligible Individuals selected by the Committee in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

6.2 Purchase Price. At the time of the grant of an Award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award of Restricted Stock. To the extent required by Applicable Law, the price to be paid by the Participant for each Share subject to the Award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by Applicable Law). The purchase price of Shares acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by Service rendered or to be rendered to the Company or an Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with Applicable Law.

6.3 Issuance and Restrictions. Subject to Section 11.3 hereof, Restricted Stock shall be subject to such restrictions, if any, on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions, if any, may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.4 Dividends. Any dividends that are distributed with respect to Shares of Restricted Stock shall be paid in accordance with the applicable Award Agreement which may, without limitation, provide that payment of dividends will be (i) made currently, (ii) withheld by the Company and paid when the Restricted Stock vests, (iii) reinvested in additional Shares of Restricted Stock or (iv) a combination thereof, as determined by the Committee in its sole discretion; provided that, for Shares of Restricted Stock that are subject to vesting upon the attainment of performance conditions shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Stock is subject.

6.5 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited.

6.6 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:

(a) Exercise Price. The exercise price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price per Share for any SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten years. Subject to Section 11.3, the Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised. A SAR may not be exercised for a fraction of a Share. A SAR shall be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the SAR.

7.2 Payment and Limitations on Exercise.

(a) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the excess of the aggregate Fair Market Value of the Shares on the date the SAR is exercised over the aggregate exercise price of the SAR, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof), subject to any limitations the Committee may impose.

(b) Payment of the amounts determined under Section 7.2(a) hereof shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement. To the extent Shares are issued upon exercise of a SAR, the Shares shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to a SAR, notwithstanding the exercise of the SAR. The Company shall issue (or cause to be issued) such Shares promptly after the SAR is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.1 of the Plan. The provisions of Section 5.1(d)(ii) regarding the treatment of a termination of the Participant’s Service shall also apply to Stock Appreciation Rights.

ARTICLE 8. RESTRICTED STOCK UNITS

8.1 Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

8.2 Vesting Conditions. Subject to Section 11.3, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on the passage of time or the attainment of performance-based conditions.

8.3 Form and Timing of Payment. The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units, which date shall not be earlier than the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, or such settlement date may be deferred to any later date, subject to compliance with Section 409A of the Code, as applicable. On the settlement date, the Company shall, subject to Section 11.5(a) hereof and satisfaction of applicable Tax-Related Items (as further set forth in Section 16.3 hereof), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of the Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof). Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Article 12 hereof.

8.4 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, any Restricted Stock Units that are not vested as of the date of the Participant’s termination of Service shall be forfeited.

8.5 General Creditors. A Participant who has been granted Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units.

ARTICLE 9. OTHER SHARE-BASED AWARDS

9.1 Grants of Other Share-Based Awards. The Committee is authorized under the Plan to make Awards (other than Options, Restricted Stock, SARs and Restricted Stock Units) to Eligible Individuals subject to the terms and conditions set forth in this Article 9 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of the Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. These Awards may include, among other forms, Dividend Equivalent Rights and Share Payments. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

(a) Dividend Equivalent Rights. Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Restricted Stock Unit or an Other Share-Based Award that is a Full Value Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is vests or is settled, as determined by the Committee and set forth in the applicable Award Agreement. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that, to the extent Shares subject to an Award are subject to performance-based vesting conditions, any Dividend Equivalent Rights relating to such Shares shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed.

(b) Share Payments. Any Eligible Individual selected by the Committee may receive Share Payments in the manner determined from time to time by the Committee. The number of Shares shall be determined by the Committee.

(c) Exercise Price. The Committee may establish the exercise price, if any, of any Other Share-Based Award granted pursuant to this Article 9; provided that such exercise price shall not be less than the higher of (i) the Fair Market Value of a Share on the date of grant for an Award that is intended to be exempt from Section 409A of the Code or (ii) the par value of a Share on the date of grant, unless otherwise permitted by Applicable Law.

(d) Form of Payment. Payments with respect to any Awards granted under this Section 9.1 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.

9.2 Vesting Conditions. Subject to Section 11.3, the Committee shall specify the date or dates on which the Awards granted pursuant to this Article 9 shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on the passage of time or the attainment of performance-based conditions.

9.3 Term. Except as otherwise provided herein, the term of any Award granted pursuant to this Article 9 shall be set by the Committee in its discretion.

ARTICLE 10. PERFORMANCE-BASED AWARDS FOR COVERED EMPLOYEES

10.1 Purpose. The purpose of this Article 10 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6, 8 or 9 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 10 shall control over any contrary provision contained in Articles 6, 8 or 9; provided that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 10.

10.2 Applicability. This Article 10 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards that are intended to qualify as Qualified Performance-Based Compensation. The designation of a Covered Employee as a Participant for a Performance Period shall not entitle the Participant, in any manner, to receive an Award for the period. Moreover, the designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other Performance Period.

10.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6, 8 or 9 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of Service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee, in writing (a) shall designate one or more Covered Employees as eligible for an Award, (b) shall designate the Performance Period over which the Performance Goals shall be measured; (c) shall select the Performance Criteria applicable to the Performance Period, (d) shall establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (e) shall specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

10.4 Performance Bonus Awards. The Committee is authorized under the Plan to grant Performance Bonus Awards, which are Performance-Based Awards payable in the form of cash, that shall vest upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.

10.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must provide Services to the Company or an Affiliate on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant. Furthermore, unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

10.6 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any U.S. Department of Treasury regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 11. PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, not inconsistent with the Plan, which may include, without limitation, the term of an Award, the provisions applicable in the event the Participant’s Service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

11.3 Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, no portion of Award shall vest before the first anniversary of the date of grant, subject to earlier vesting in whole or in part as contemplated in Section 12.2 hereof or in connection with the death, disability or involuntary termination of the Participant’s employment; provided that the minimum vesting period set forth in this sentence shall not apply to Awards relating to Shares in the Unrestricted Pool, which shall be subject to vesting over such period as the Committee shall specify.

11.4 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. To the extent and under such terms and conditions as determined by the Committee and provided such transfer is consistent with securities offerings registered on a Form S-8, a Participant may assign or transfer an Award (other than an Incentive Stock Option) without consideration to any of the following Permitted Assignees: (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

11.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting, as applicable, of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or local securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including, without limitation, a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.6 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 12. CHANGES IN CAPITAL STRUCTURE

12.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance goals or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 12.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b) hereof:

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

12.2 Change in Control.

(a) Notwithstanding Section 12.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse and, following the consummation of such Change in Control, all such Awards shall terminate and cease to be outstanding. In the event that the terms of any agreement (other than the Award Agreement) between the Company or any Affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.2(a), this Section 12.2(a) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

(b) The Committee may at any time provide that one or more Awards will automatically accelerate in connection with a Change in Control, whether or not those Awards are assumed or otherwise continue in full force and effect. In addition, where Awards are assumed or continued after a Change in Control, the Committee may provide that one or more Awards will automatically accelerate upon an involuntary termination of the Participant’s employment or service within a designated period following the effective date of such Change in Control. Any such Award shall accordingly, immediately prior to the effective date of such Change in Control or upon an involuntary termination of the Participant’s employment or service following a Change in Control, become fully exercisable and all forfeiture restrictions on such Award shall lapse.

(c) Upon a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, without limitation, the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

(d) The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such U.S. dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the U.S. federal tax laws.

12.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the exercise price of any Award.

ARTICLE 13. ADMINISTRATION

13.1 Committee. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other Applicable Law or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of three or more Non-Employee Directors of the Compensation Committee, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor rule, and an “independent director” under the applicable NASDAQ rules (or other principal securities market on which Shares are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5 hereof. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

13.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, without limitation, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards intended to qualify as Qualified Performance Based-Compensation, except as permitted under Section 162(m) of the Code;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the United States;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations including adopting sub-plans to the Plan for the purposes of complying with foreign laws and/or taking advantage of tax-favorable treatment for Awards granted to Participants outside the United States, as it may deem necessary or advisable to administer the Plan;

(i) To suspend or terminate the Plan at any time, subject to Article 15;

(j) To amend or modify the terms of an Award, provided that except with respect to amendments made or other actions taken pursuant to Section 16.14 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to facilitate compliance with Applicable Law, as determined in the sole discretion of the Committee, no amendment or modification of an outstanding Award shall affect adversely, in any material way, any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

(k) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(l) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

13.5 Delegation of Authority. To the extent permitted by Applicable Law, the Board, from time to time, may delegate to a Committee of one or more members of the Board or one or more officers of the Company the authority to grant Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Furthermore, if the authority to grant or amend Awards has been delegated to the Committee pursuant and subject to the preceding sentence, such authority may be further delegated by the Committee to one or more officers of the Company. For the avoidance of doubt, provided it meets the limitations of this Section 13.5, any delegation hereunder shall include the right to modify Awards as necessary to accommodate changes in Applicable Laws or regulations, including in jurisdictions outside the United States. Furthermore, any delegation hereunder shall be subject to the restrictions and limitations that the Board (or, as applicable, the Committee) specifies at the time of such delegation, and the Board (or, as applicable, the Committee) may rescind at any time the authority so delegated and/or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Board (or, as applicable, Committee).

ARTICLE 14. EFFECTIVE AND EXPIRATION DATE

14.1 Plan Effective Date. The Plan was approved by the Board April 27, 2014, subject to approval of the stockholders of the Company, and became effective on the Effective Date.

14.2 Expiration Date. The Plan will continue in effect until it is terminated by the Board pursuant to Section 15.1 hereof, except that no Incentive Stock Options may be granted under the Plan after the tenth (10th) anniversary of April 27, 2014. Any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification, and Termination. Subject to Section 16.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), or (ii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or SAR may be amended to reduce the per-Share exercise price of the Shares subject to such Option or SAR below the per-Share exercise price as of the date the Option or SAR is granted and, except as permitted by Article 12, (a) no Option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an Option or SAR having a higher per-Share exercise price and (b) no Option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another Award at a time when the Option or SAR has a per-Share exercise price that is higher than the Fair Market Value of a Share.

15.2 Awards Previously Granted. Except with respect to amendments made or other actions taken pursuant to Section 16.14 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to facilitate compliance with Applicable Law, as determined in the sole discretion of the Committee, no termination, amendment, or modification of the Plan shall affect adversely, in any material way, any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

ARTICLE 16. GENERAL PROVISIONS

16.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or SAR or vesting of another Award.

16.3 Tax-Related Items. The Company or any Affiliate, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the obligation for Tax-Related Items with respect to any taxable or tax withholding event concerning a Participant arising as a result of the Participant’s participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliate, as applicable, to satisfy withholding obligations for the payment of Tax-Related Items by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation; (b) withholding from the proceeds of sale of Shares underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; or (c) in the Committee’s sole discretion, by withholding Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Committee in its sole discretion, to satisfy such Tax-Related Items. No Shares shall be delivered pursuant to an Award to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee to satisfy the obligations for Tax-Related Items with respect to any taxable or tax withholding event concerning the Participant or such other person arising as a result of an Award.

16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s Service at any time, nor confer upon any Participant any right to continue in the Service of the Company or any Affiliate.

16.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.

16.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10 Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws of the United States and jurisdictions outside the United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any Applicable Law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register pursuant to the Securities Act any of the Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Nevada.

16.14 Section 409A. Except as provided in Section 16.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date the Plan became effective), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

16.15 No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 16.14 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

16.16 Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Committee may impose such other clawback, recovery or recoupment provisions on an Award as the Committee determines necessary or appropriate, including, without limitation, a reacquisition right in respect of previously-acquired Shares or other cash or property upon the occurrence of cause (as determined by the Committee).

16.17 Severability. If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

*  *  *  *

Appendix B

MUSCLEPHARM CORPORATION

2015 EMPLOYEE STOCK PURCHASE PLAN

1. Definitions.

(a) “Administrator” means the Chairman of the Compensation Committee or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(c) “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where rights are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following:

(i) a transaction or series of transactions (other than an offering of the Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section (i) or (iii) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction (A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section (iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) the Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction.

(f) “Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means the Compensation Committee of the Board or any subcommittee referred to in Section 4(c).

(h) “Common Stock” means the common stock of the Company, $0.001 par value per share, as the same may be converted, changed, reclassified or exchanged.

(i) “Company” means MusclePharm Corporation, a Nevada corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

(j) “Contributions” means the amount of Eligible Pay contributed by a Participating Employee through payroll deductions and other additional payments that the Committee may permit a Participating Employee to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

(k) “Designated Company” means any Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate Subsidiaries or Affiliates as Designed Companies in a Non-Section 423 Offering. For purposes of a Section 423 Offering, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-Section 423 Offering.

(l) “Effective Date” means the date the Plan is approved by the Board.

(m) “Eligible Employee” means any individual in a employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes. For purposes of clarity, the term “Eligible Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee. The Committee shall have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(n) “Eligible Pay” means the total amount paid by the Company or any Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services) as salary or wages (including 13th/14th month payments or similar concepts under local law), and cash bonuses, and any portion of such amounts voluntarily deferred or reduced by the Eligible Employee (i) under any employee benefit plan of the Company or a Subsidiary or Affiliate available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (ii) under any deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred), but excluding any commissions, overtime pay, stipends, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, pension, retainers, severance pay, special stay-on bonus, income derived from stock options, stock appreciation rights, restricted stock units and dispositions of stock acquired thereunder, and other special remunerations (including but not limited to performance stock units). For Eligible Employees in the United States, Eligible Pay shall include elective amounts that are not includible in gross income of the Eligible Employee by reason of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. The Committee shall have discretion to determine the application of this definition to Eligible Employees outside the United States.

(o) “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of the next Offering Period, as prescribed by the Administrator.

(p) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(q) “Fair Market Value” means, as of any given date, (i) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in The Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (ii) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (iii) in the absence of an established market for the Shares of the type described in (i) or (ii) of this definition, the fair market value established by the Committee acting in good faith.

(r) “Offering” means a Section 423 Offering or a Non-Section 423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. For purposes of the Plan, the Committee may establish separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Companies may participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Code Section 423; a Non-Section 423 Offering need not satisfy such regulations.

(s) “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Participating Employee” means an Eligible Employee that elects to participate in the Plan.

(v) “Plan” means this MusclePharm 2015 Employee Stock Purchase Plan, as may be amended from time to time.

(w) “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Committee shall determine).

(x) “Purchase Period” means a period of time within an Offering Period, as may be specified by the Committee in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.

(y) “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which shall be set by the Committee; provided, however, that the Purchase Price for a Section 423 Offering shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of the Shares on the first Trading Date of the Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of the Shares on the first Trading Date of the Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date.

(z) “Shares” means the shares of Common Stock subject to the Plan.

(aa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bb) “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participating Employee’s participation in the Plan.

(cc) “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.

2. Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Common Stock at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, or sub-plans adopted by the Committee for such purpose (a “Non-Section 423 Offering”).

3. Shares Reserved for the Plan. Subject to adjustment pursuant to Section 16 hereof, 1,500,000 Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased in the open market. For avoidance of doubt, the limitation set forth in this Section may be used to satisfy purchases of Shares under either a Section 423 Offering or a Non-Section 423 Offering.

4. Administration of the Plan.

(a) Committee as Administrator. The Plan shall be administered by the Committee. Anything in the Plan to the contrary notwithstanding, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(b) Powers of the Committee. The Committee shall have full power and authority to: administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in a Section 423 Offering or a Non-Section 423 Offering and which Subsidiaries and Affiliates of the Company shall be Designated Companies participating in either a Section 423 Offering or a Non-Section 423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and subplans, which, for purposes of a Non-Section 423 Offering, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Eligible Pay, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Share issuances, which may vary according to local requirements. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form other instrument or agreement relating to the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.

(c) Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(c).

5. Eligible Employees.

(a) General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 7.

(b) Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-Section 423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(c) Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase Shares under a Section 423 Offering (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is both outstanding and exercisable. The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all options to be granted in an Offering, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.

6. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period shall consist of four (4) different successive six-month Purchase Periods. Unless otherwise provided by the Committee, Purchase Periods shall run from the first Trading Day of September through the last Trading Day of February and from the first Trading Day of March through the last Trading Day of August. The Committee will have the authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Should the Fair Market Value of the Common Stock on any Purchase Date within an Offering Period be less than or equal to the Fair Market Value of the Common Stock on the first Trading Day of that Offering Period, then (i) that Offering Period will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering Period will be automatically enrolled in a new Offering Period beginning on the first Trading Day of such new Purchase Period. The new Offering Period shall have a duration of twenty-four (24) months, unless a shorter or longer duration is established by the Committee within thirty (30) calendar days following the start date of the Offering Period.

7. Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election shall be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in whole percentages from 1% to 15% of the Eligible Employee’s Eligible Pay for the Purchase Period within the Offering Period to which the deduction applies. A Participating Employee may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator, provided that no change in Contributions shall be permitted to the extent that such change would result in total Contributions exceeding 15% of the Eligible Employee’s Eligible Pay, or such other amount as may be determined by the Administrator. During a Purchase Period, a Participating Employee may reduce his or her rate of Contributions to become effective as soon as possible after completing an amended enrollment form (either through the Company’s online Plan enrollment process or in paper form). The Participating Employee shall not, however, effect more than one such reduction per Purchase Period. Except for a reduction in the Contribution, an Eligible Employee may not initiate, increase or decrease Contributions as of any date within the same Purchase Period. The Participating Employee may, at any time prior to the 10th business day preceding the commencement of the subsequent Purchase Period within an Offering Period, increase the rate of his or her Contribution by completing an amended enrollment form (either through the Company’s online Plan enrollment process or in paper form). The new rate (which may not exceed 15% of the Participating Employee’s Eligible Pay) shall become effective on the first day of the first Purchase Period following the completion of such enrollment form.

8. Contributions. The Company shall establish an account in the form of a bookkeeping entry for each Participating Employee for the purpose of tracking Contributions made by each Participating Employee during the Offering Period, and shall credit all Contributions made by each Participating Employee to such account. The Company shall not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor shall any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

9. Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), each Participating Employee shall have the right to purchase as many whole Shares as may be purchased with the Contributions credited to his or her account as of the last day of the Offering Period (or such other date as the Committee shall determine) at the Purchase Price applicable to such Offering Period; provided, however, that a Participating Employee may not purchase in excess of 10,000 Shares under the Plan per Offering Period (subject to adjustment pursuant to Section 16 hereof). Any amount remaining in a Participating Employee’s account as of the relevant Purchase Date in excess of the amount that may properly be applied to the purchase of Shares as a result of the application of the limitations set forth herein (or as designated by the Administrator) shall be carried over to the next Offering Period.

10. Taxes. At the time a Participating Employee’s purchase right is exercised, in whole or in part, or at the time a Participating Employee disposes of some or all of the Shares acquired under the Plan, the Participating Employee shall make adequate provision for any Tax-Related Items. In their sole discretion, the Company or the Designated Company that employs the Participating Employee may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participating Employee’s compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Shares, or (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

11. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participating Employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participating Employee to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participating Employee pursuant to the Plan shall be held in the Participating Employee’s brokerage or Plan share account.

12. Rights as a Stockholder. A Participating Employee shall have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

13. Rights Not Transferable. Rights granted under this Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution, and are exercisable during a Participating Employee’s lifetime only by the Participating Employee.

14. Withdrawals. A Participating Employee may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participating Employee shall be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participating Employee may not again be eligible to participate in the Plan until the next Enrollment Period. Amounts credited to the contribution account of any Participating Employee who withdraws prior to the date set forth in this Section 14 shall be refunded, without interest, as soon as practicable.

15. Termination of Employment.

(a) General. Upon a Participating Employee ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participating Employee shall be discontinued and any amounts then credited to the Participating Employee’s contribution account shall be refunded, without interest, as soon as practicable, except as otherwise provided by the Administrator.

(b) Leave of Absence. Subject to the discretion of the Administrator, if a Participating Employee is granted a paid leave of absence, payroll deductions on behalf of the Participating Employee shall continue and any amounts credited to the Participating Employee’s contribution account may be used to purchase Shares as provided under the Plan. If a Participating Employee is granted an unpaid leave of absence, payroll deductions on behalf of the Participating Employee shall be discontinued and no other Contributions shall be permitted (unless otherwise determined by the Administrator or required by Applicable Law), but any amounts then credited to the Participating Employee’s contribution account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participating Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(c) Transfer of Employment. A Participating Employee whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participating Employee transfers from a Section 423 Offering to a Non-Section 423 Offering, the exercise of the right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participating Employee transfers from a Non-Section 423 Offering to a Section 423 Offering, the exercise of the right will remain non-qualified under the Non-Section 423 Offering.

16. Adjustment Provisions.

(a) Changes in Capitalization. In the event of any change affecting the number, class or terms of the shares of Common Stock by reason of stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a Subsidiary or Affiliate, combination of shares, exchange of shares, stock rights offering, or other similar event, or any distribution to the holders of shares of Common Stock other than a regular cash dividend, then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan (including the numerical limits of Sections 3 and 9), the Purchase Price per Share and the number of shares of Common Stock covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a purchase right.

(b) Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares shall be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right or the successor corporation is not a publicly traded corporation, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed Change in Control. The Committee shall notify each Participating Employee in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participating Employee’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participating Employee on the New Purchase Date, unless prior to such date the Participating Employee has withdrawn from the Offering Period, as provided in Section 14 hereof.

17. Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if stockholder approval is required pursuant to Applicable Law, then no such amendment shall be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin off or other similar corporate event. Upon termination of the Plan, all Contributions shall cease and all amounts then credited to a Participating Employee’s account shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded, without interest, to Participating Employees. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of he Plan pursuant to this Section.

18. Stockholder Approval; Effective Date. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan shall become effective on the Effective Date, subject to approval of the stockholders of the Company as contemplated in the foregoing sentence. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section.

19. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Committee shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Committee determines that the Shares will not be issued to any Participating Employee, any Contributions credited to such Participating Employee’s account shall be promptly refunded, without interest, to the Participating Employee, without any liability to the Company or any of its Subsidiaries or Affiliates.

20. Code Section 409A; Tax Qualification.

(a) Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participating Employee’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participating Employee or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.

(b) Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participating Employees under the Plan.

21. No Employment Rights. Participation in the Plan shall not be construed as giving any Participating Employee the right to be retained as an employee of the Company, its Subsidiary, or one of its Affiliates, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate may dismiss any Participating Employee from employment at any time, free from any liability or any claim under the Plan.

22. Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan shall be construed in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws principles thereof. Any legal action related to the Plan, the purchase rights granted under the Plan or any enrollment form or other instrument or agreement relating to the Plan shall be brought only in a United States federal or state court located in Nevada.

23. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

24. Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participating Employees, shall be borne by the Company and its Subsidiaries or Affiliates.

PROXY	ANNUAL MEETING OF SHAREHOLDERS	PROXY
OF
MUSCLEPHARM, CORPORATION
AUGUST 26, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bradley J. Pyatt and John Price and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the annual meeting of shareholders of MusclePharm Corporation to be held on August 26, 2015 at 11:00 a.m. local time at 4721 Ironton Street , Denver, CO 80239, or at any adjournment thereof, upon the matters set forth in the proxy statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1.	TO ELECT DIRECTORS, EACH TO SERVE SUCH TERM AS SET FORTH IN THE PROXY STATEMENT OR UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.

☐ FOR THE NOMINEES LISTED BELOW

☐ WITHHOLD AUTHORITY to vote for the nominee listed below

☐ FOR ALL EXCEPT (See instructions below)

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here:

☐ Brad Pyatt	☐ Richard Estalella
☐ Ryan Drexler	☐ Stacey Jenkins
☐ Michael Doron	☐ Noel Thompson
☐ William Bush

2.	TO RATIFY THE APPOINTMENT OF EKS&H LLLP AS THE INDEPENDENT AUDITORS.

☐ FOR                            ☐ AGAINST                        ☐ ABSTAIN

3.	TO APPROVE THE COMPANY’S 2015 EQUITY INCENTIVE PLAN (“ESOP”).

☐ FOR                            ☐ AGAINST                        ☐ ABSTAIN

4.	TO APPROVE THE COMPAN’S 2015 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”).

☐ FOR                            ☐ AGAINST                        ☐ ABSTAIN

5.	TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

☐ FOR                            ☐ AGAINST                        ☐ ABSTAIN

6.	TO HOLD AN ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

☐ ONE YEAR               ☐ TWO YEARS                   ☐ THREE YEARS                 ☐ ABSTAIN

7.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJORNMENT OR POSTPONEMENT THEROF.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, & 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:	, 2015

Signature

Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as executor, administrator, trustee, etc., should so indicate. Please sign exactly as the name appears on the proxy.